BMB MUNAI, INC.,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

AMENDED AND RESTATED INDENTURE

Dated as of March 4, 2011

U.S. $61,400,000

10.75% CONVERTIBLE SENIOR NOTES DUE 2013

NYC 719185.12

NYC 719185.12	-i-

4.16 Waiver of Stay or Extension Laws	45

5. THE TRUSTEE	45
5.1 Certain Duties and Responsibilities	45
5.2 Certain Rights of Trustee	47
5.3 Individual Rights of Trustee	49
5.4 Money Held in Trust	49
5.5 Trustee’s Disclaimer	49
5.6 Notice of Defaults	49
5.7 Reports by Trustee to Holders	50
5.8 Compensation and Indemnification	50
5.9 Replacement of Trustee	51
5.10 Successor Trustee by Merger, Etc.	51
5.11 Corporate Trustee Required; Eligibility	52
5.12 Collection of Claims Against the Issuer	52

6. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	52
6.1 Merger; Sale of Assets	52
6.2 Other Adjustments	52
6.3 Notice	53

7. AMENDMENTS, SUPPLEMENTS AND WAIVERS	53
7.1 Modifications	53
7.2 Compliance with Trust Indenture Act	54
7.3 Notation on or Exchange of Notes	54
7.4 Trustee to Sign Amendment, Etc.	54

8. MEETING OF HOLDERS OF NOTES	55
8.1 Issue of Block Voting Instructions and Forms of Proxy	55
8.2 Record Date	55
8.3 Convening of Meeting	55
8.4 Notice	55
8.5 Chairman	56
8.6 Quorum	56
8.7 Adjournment for Want of Quorum	56
8.8 Adjourned Meeting	56
8.9 Notice Following Adjournment	56
8.10 Participation	57
8.11 Show of Hands	57
8.12 Poll	57
8.13 Votes	57
8.14 Validity of Votes by Proxies	58
8.15 Powers	58
8.16 Extraordinary Resolution Binds all Holders	59
8.17 Minutes	59
8.18 Written Resolution	59

NYC 719185.12	-ii-

8.19 Further Regulations	59

9. COVENANTS	59
9.1 Covenant to Repay	59
9.2 Limitation on Indebtedness, Dividends and Investments	60
9.3 Limitation of Capital Expenditures	61
9.4 Additional Subsidiaries; Issuance of Equity; Negative Pledge	62
9.5 Change of Business	62
9.6 Disposal of Assets	62
9.7 Use of Proceeds	63
9.8 Financial Statements	63
9.9 Books of Account	64
9.10 Event of Default	64
9.11 Certificate of Compliance	64
9.12 Accounts in Relation to Material Subsidiaries	65
9.13 Certificate Relating to Material Subsidiaries	65
9.14 Information	65
9.15 Notes Held by Issuer	65
9.16 Execution of Further Documents	65
9.17 Notification of Non-Payment	65
9.18 Notification of Late Payment	65
9.19 Notification of Redemption or Repayment	66
9.20 Tax or Optional Redemption	66
9.21 Obligations of Agents	66
9.22 Change of Taxing Jurisdiction	66
9.23 Listing of Shares	66
9.24 Authorized Signatories	67
9.25 Payments	67
9.26 Notice of the End of the Conversion Period	67
9.27 Notice of Conversion Price Adjustment	67
9.28 Officers’ Certificate	67
9.29 Restriction on New Classes of Shares	68
9.30 Frustration of Conversion Right	68
9.31 Capitalization of Profits or Reserves	68
9.32 Reduction of Share Capital	68
9.33 Taxation	68
9.34 Resale of Certain Securities	69
9.35 Change of Control Event Premium	70
9.36 Shares Available	70
9.37 Transactions with Affiliates	70
9.38 Incentive Plans	70
9.39 Maintenance of Properties	71
9.40 Investors Rights Agreement	71
9.41 Notice of Supplemental Interest or Excess Cash Flow	71
9.42 Undertakings Regarding Conversion Price Reduction	71
9.43 Amendment of Emir Oil’s Organizational Documents	72
9.44 Addition of Emir Oil as Party to Indenture	72

NYC 719185.12	-iii-

10. REDEMPTION AND PURCHASE OF NOTES	73
10.1 Scheduled redemption	73
10.2 Redemption in Connection with PIP Transaction	73
10.3 Redemption at the Option of Noteholders	73
10.4 Redemption for Tax Reasons	74
10.5 Redemption at the Option of the Issuer	76
10.6 Redemption at the Option of Noteholders following a Change of Control	76
10.7 No Other Redemption	77
10.8 Purchase	77
10.9 Cancellation	77
10.10 Conversion in Lieu of Redemption	77

11. CONVERSION OF NOTES	77
11.1 Conversion Right and Conversion Price	77
11.2 Procedure for Conversion	78
11.3 Settlement	80
11.4 Rights Arising on Conversion	80
11.5 Change of Control	81
11.6 Dividends	83
11.7 Bonus Issues	84
11.8 Consolidation or Subdivision	84
11.9 Shares, Rights and Share-Related Securities Issued to Shareholders	85
11.10 Issue of Other Securities to Shareholders	86
11.11 [RESERVED]	87
11.12 Issues of Shares at Below Current Market Price	87
11.13 Share-Related Securities Issued Other than to Shareholders	89
11.14 Amendment of Terms of Rights or Share-Related Securities	90
11.15 Other Arrangements to Acquire Securities	91
11.16 Other Events; Contemporaneous Events	92
11.17 Minor Adjustments and No Adjustments	93
11.18 Adjustments for Conversion near a Record Date	94
11.19 Aggregate Consideration and Consideration per Share	94
11.20 Notice of Adjustment of the Conversion Price	98
11.21 Responsibility of Trustee for Conversion Provisions	98

12. OTHER PROVISIONS OF GENERAL APPLICATION	98
12.1 Trust Indenture Act Controls	98
12.2 Notices	98
12.3 Communication by Holders with Other Holders	100
12.4 Certificate and Opinion as to Conditions Precedent	100
12.5 Statements Required in Certificate or Opinion	101
12.6 Effect of Headings and Table of Contents	101
12.7 Successors and Assigns	101
12.8 Determined by an Expert	101
12.9 Separability Clause	101
12.10 Benefits of Indenture	101

NYC 719185.12	-iv-

12.11 Governing Law	102
12.12 Jurisdiction	102
12.13 Waiver of Jury Trial	102
12.14 Counterparts	102
12.15 Recourse Against Others	103
12.16 PIP Transaction and Permitted Amendment	103

EXHIBITS AND SCHEDULES

EXHIBIT A  –  Form of Note
EXHIBIT B  –  Form of Conversion Notice
EXHIBIT C  –  Put Option Notice

Schedule 9.2(c)  –  Exceptions to Limitations on Indebtedness, Dividends and Investments

NYC 719185.12	-v-

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310 (a)(1)	5.11
(a)(2)	5.11
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	5.11
(b)	5.3; 5.11
(c)	n/a
311 (a)	5.12
(b)	5.12
(c)	n/a
312 (a)	2.10
(b)	12.3
(c)	12.3
313 (a)	5.7
(b)(1)	n/a
(b)(2)	5.7
(c)	5.7; 12.2
(d)	5.7
314 (a) (1), (2), (3)	9.8
(a)(4)	9.11; 12.5
(b)	n/a
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	n/a
(d)	n/a
(e)	12.5
(f)	n/a
315 (a)	5.1(a)
(b)	5.6; 12.2
(c)	5.1(b)
(d)	5.1(c)
(e)	4.14
316 (a)(last sentence)	1.1 (“Outstanding”)
(a)(1)(A)	4.5
(a)(1)(B)	4.4
(a)(2)	n/a
(b)	4.7
(c)	7.1(d); 8.2
317 (a)(1)	4.8
(a)(2)	4.9
(b)	2.5; 2.6
318 (a)	12.1
(b)	n/a
(c)	12.1
_______________
“n/a” means not applicable.
This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

NYC 719185.12	-vi-

THIS AMENDED AND RESTATED INDENTURE, dated as of March 4, 2011,

AMONG:

(1)
BMB MUNAI, INC., a corporation duly organized and existing under the laws of the State of Nevada, having its principal office at 202, Dostyk Avenue, 4th Floor, Business Centre “Forum,” 050051, Almaty, Kazakhstan (the “Issuer”), and

(2)	THE BANK OF NEW YORK MELLON, as Trustee (the “Trustee”), having its principal corporate trust office at One Canada Square, London E14 5AL, United Kingdom,

amends and restates the Indenture dated as of September 19, 2007 between the Issuer and the Trustee, as amended by Supplemental Indenture No. 1 dated as of June 1, 2010, Supplemental Indenture No. 2 dated as of September 10, 2010, Supplemental Indenture No. 3 dated as of December 22, 2010, Supplemental Indenture No. 4 dated as of January 26, 2011 and Supplemental Indenture No. 5 dated as of February 23, 2011 (the “Original Indenture”).

RECITALS OF THE ISSUER

(A)
On September 19, 2007, the Issuer issued $60,000,000 aggregate principal amount of the Issuer’s 5.0% (subsequently increased, by amendment, to 9%) Convertible Senior Notes due 2012 under the Original Indenture.

(B)
The Issuer and the Holders desire to amend and restate the Original Indenture, and provide for the amendment and restatement of the Notes to, among other things, (i) change the rate of interest that is currently payable on the Notes, (ii) change the amount of the premium that is currently to be paid by the Issuer in connection with puts and redemptions of the Notes, (iii) require the Issuer to make certain payments of principal on the Notes, if the Issuer generates a certain amount of excess cash flow, and (iv) extend the current due date of the Notes.

(C)
100% of the Holders have consented to the Trustee and the Issuer entering into this amendment and restatement of the Original Indenture (as so amended and restated, the “Indenture”) and to the issuance by the Issuer of new certificates representing the Notes, which will be exchanged for the certificates representing the Notes then held by the Noteholders.

(D)
The Issuer has duly authorized the creation of the issue of the Notes of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

(E)
All things necessary to make the Notes, when the Notes are executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms, have been done.

NYC 719185.12

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

1.  DEFINITIONS AND INCORPORATION BY REFERENCE

1.1  Definitions

For all purposes of this Indenture and the Notes, the following terms are defined as follows:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Paying and Conversion Agent, the Registrar, the Transfer Agent or any of them.

“Aggregate Consideration” has the meaning given in Section 11.19(a) hereof.

“Authorized Signatory” means any director or Officer notified to the Trustee as being an Authorized Signatory pursuant to Section 9.24 hereof and designated in writing by the Issuer to give instructions to the Trustee and any Agent under the terms of this Indenture.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Base Cash Flow” means an amount for each Excess Cash Flow Calculation Period that is equal to the excess of (a) net cash provided by or used in the Issuer’s and Emir Oil’s operating activities plus net cash provided by or used in the Issuer’s or Emir Oil’s investing activities as reflected in the Issuer’s Consolidated Statement of Cash Flows for such period prepared in accordance with U.S. GAAP minus (b) the sum of (i) net cash used in (and specifically not including any net cash provided by) financing activities as reflected in the Issuer’s Consolidated Statement of Cash Flows for such period prepared in accordance with U.S. GAAP, (ii) any accrued but unpaid rent export tax and mineral extraction tax for such period, (iii) subject to Sections 9.2(c) and 9.3 hereof, reserves for budgeted asset preservation and maximization projects, including capital expenditures for existing wells and wells in progress, commercial production license and new method hydrocarbon search, for the next Excess Cash Flow Calculation Period, and (iv) reserves for budgeted extraordinary costs and expenses, including in connection with license term extensions, territory expansions, pipeline feasibility study and, subject to Section 6 hereof, any merger, consolidation or binding share exchange of the Issuer with any other corporation for the next Excess Cash Flow Calculation Period; provided, that if any of the reserves specified in clauses (iii) or (iv) above, in the aggregate, exceed 25% or 50% of the aggregate amount  previously budgeted for such reserves for the next Excess Cash Flow Calculation Period, the reserves must be approved by a majority of the independent directors of the Issuer or the Director Nominee (as such term is defined in the Investors Rights Agreement), respectively.

NYC 719185.12	-2-

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by the Registrar:

(a)
certifying that each registered Holder of certain specified Notes (each a “Relevant Note”) or a duly authorized person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting and in each case that, during the period of 48 Hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorizing a named individual or individuals to vote in respect of the Relevant Notes in accordance with such instructions.

“Bonus Issue” means any issue of Shares credited as fully paid to the Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than a Dividend in Shares.

“Business Day,” in any place, means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center in that place.

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with Section 8.5 hereof.

“Change of Control Event” has the meaning given in Section 11.5(c) hereof.

“Change of Control Event Notice” has the meaning given in Section 11.5(d) hereof.

“Change of Control Event Premium” has the meaning given in Section 9.35 hereof.

“Change of Control Put Date” means the date which is the fourteenth (14th) day after the last day of the Put Option Period.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Market Price” means, in respect of a Share on any particular Exchange Business Day, the closing market price of a Share published by the relevant Trading Market in respect of that Exchange Business Day.

“Common Depositary” has the meaning given in Section 2.2 hereof.

NYC 719185.12	-3-

“Consideration per Share” has the meaning given in Section 11.19(a) hereof.

“Conversion Date” has the meaning given in Section 11.2(d) hereof.

“Conversion Expenses” has the meaning given in Section 11.2(b) hereof.

“Conversion Notice” means a notice of conversion substantially in the form set forth in Exhibit B hereof or such other form as may from time to time be agreed among the Issuer, the Paying and Conversion Agent and the Trustee and notified to the Holders.

“Conversion Period” has the meaning given in Section 11.1(b) hereof.

“Conversion Price” has the meaning specified in Section 11.1(d) hereof.

“Conversion Price Reduction” means the reduction in the Conversion Price to U.S. $2.00 per share, subject to adjustment in the event that the Issuer issues new shares, rights or other equity or equity related securities at or equivalent to a price per share below U.S. $2.00, to be implemented through a Supplemental Indenture, together with the amendments to the other adjustment provisions of the Indenture to reflect such reduction in the Conversion Price and the reduction of the Minimum Conversion Price to U.S. $1.00.

“Conversion Right” means, in respect of any Note, the right of the Holder to convert the Note into Shares in accordance with this Indenture.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal Corporate Trust Office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the Volume Weighted Average Price per Share for each of the 10 consecutive Exchange Business Days ending on the Exchange Business Day immediately preceding such date (the “Relevant Period”); provided that:

(a)
if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:

(i)
if the Shares to be issued do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United States); or

NYC 719185.12	-4-

(ii)
if the Shares to be issued do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to have been the amount thereof increased by such similar amount; and

(b)
if on each of the 10 Exchange Business Days during the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or entitlement) which has been declared or announced but the Shares to be issued do not rank for that Dividend (or entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of that Dividend (or entitlement) per Share (excluding any associated tax credit and less the tax (if any) falling to be deducted on payment thereof to a resident of the United States); and

(c)
if the Volume Weighted Average Price is not available on each of the 10 Exchange Business Days during the Relevant Period, then the arithmetic average of the Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to the Volume Weighted Average Price being available on at least two such Exchange Business Days); and

(d)
if the Volume Weighted Average Price is not available on any Exchange Business Day in the Relevant Period, or is available on only one Exchange Business Day in the Relevant Period, then the Current Market Price shall be Determined by an Expert.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for in Section 4.1 hereof become an Event of Default.

“Determined by an Expert” means determined in good faith by an Expert acting as an Expert.

“Dividend” means any dividend or distribution of any kind on the class of capital represented by the Shares, whether in cash or otherwise and however described:

(a)	including, without limitation, a Dividend in Shares;

(b)	excluding a Bonus Issue; and

NYC 719185.12	-5-

(c)	including, without limitation, any other issue of shares or other securities credited as fully or partly paid by way of capitalization of profits or reserves.

“Dividend in Shares” means any issue of Shares credited as fully paid to the Shareholders by way of capitalization of profits or reserves which is to be, or may at the election of the Shareholders be, issued instead of the whole or any part of a cash Dividend which the Shareholders concerned would or could otherwise have received.

“Effective Date” has:

(a)	for the purposes of Section 11.6 hereof, the meaning given in Section 11.6(b) hereof;

(b)	for the purposes of Section 11.7 hereof, the meaning given in Section 11.7(b) hereof;

(c)	for the purposes of Section 11.8 hereof, the meaning given in Section 11.8(b) hereof;

(d)	for the purposes of Section 11.9 hereof, the meaning given in Section 11.9(b) hereof;

(e)	for the purposes of Section 11.10 hereof, the meaning given in Section 11.10(b) hereof;

(f)	for the purposes of Section 11.12 hereof, the meaning given in Section 11.12(b) hereof;

(g)	for the purposes of Section 11.13 hereof, the meaning given in Section 11.13(b) hereof;

(h)	for the purposes of Section 11.14 hereof, the meaning given in Section 11.14(b) hereof; and

(i)	for the purposes of Section 11.15 hereof, the meaning given in Section 11.15(b) hereof.

“Emir Board” has the meaning specified in Section 9.43 hereof.

“Emir Oil” means Emir-Oil LLC, a wholly-owned subsidiary of the Issuer organized under the laws of the Republic of Kazakhstan, and any successor thereof.

“Equity” means the aggregate market value of the Issuer’s ordinary shares based on the Volume Weighted Average Price of a Share as at the date of each quarterly report filed on Form 10-Q by the Issuer pursuant to the Exchange Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

NYC 719185.12	-6-

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 4.1(a) hereof.

“Event of Default Premium” means an amount equal to the result of dividing 4% of the principal of each Note by a fraction, the numerator of which is the number of days between the Original Issue Date and the date that the principal of such Note becomes due and payable following an Event of Default, and the denominator of which is the number of days between the Original Issue Date and the Maturity Date.

“Excess Additional Amounts” has the meaning specified in Section 10.4 hereof.

“Excess Cash Flow” means, in respect of any Principal Payment Date, an amount equal to the excess of (i) the Base Cash Flow for the applicable Excess Cash Flow Calculation Period, over (ii) U.S. $2,500,000.

“Excess Cash Flow Calculation Period” means, with respect to the calculation of Excess Cash Flow for any given Principal Payment Date, the applicable six-month period from April 1 through September 30 or from October 1 through March 31, as the case may be, that immediately precedes such Principal Payment Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Business Day” means any day that is a trading day on the Trading Market other than a day on which the Trading Market is scheduled to close prior to its regular weekday closing time.

“Expert” means, in relation to any matter to be Determined by an Expert, an independent investment bank and/or a firm of accountants which is, in either case, of international repute, appointed to act as an expert for the purposes of such matter in accordance with Section 12.8 hereof.

“Exploration Fields” means the following fields for exploration of hydrocarbons located in the Tybkaragan Region of Mangystau oblast in the Republic of Kazakhstan:  the fields known as (i) the “Dolinnoe Field,” (ii) the “Aksaz field,” (iii) the “Kariman field” and (iv) the “Emir Field”.

“Exploration Licenses” means licenses, subsoil use contracts, permits or other rights issued to the Issuer, Emir Oil, or any of their respective Subsidiaries or Affiliates by the Kazakhstan Ministry or any other governmental or regulatory authority or body in the Republic of Kazakhstan authorizing or otherwise relating to the exploration of hydrocarbons.

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Indenture by not less than three quarters of the votes cast.

“Fair Market Value” means:

(a)	with respect to a cash Dividend or other cash amount the amount of such cash; and

NYC 719185.12	-7-

(b)	with respect to any other property on any date, the fair market value of that property as Determined by an Expert;

provided, however, that in any such case:

(i)
where options, warrants or other rights are publicly traded in a market which is Determined by an Expert to have adequate liquidity, the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such options, warrants or other rights are publicly traded) or such shorter period as such options, warrants or other rights are publicly traded;

(ii)
any cash Dividend declared or paid in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid the cash Dividend in U.S. Dollars; and

(iii)	any other amount or value in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the Screen Rate on that date.

“Filing Date” has the meaning set forth in Section 9.23 hereof.

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorized officer and delivered to the Registrar not later than 48 Hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder.

“Global Note” has the meaning specified in Section 2.2 hereof.

“Group” means the Issuer and its Subsidiaries taken as a whole.

“Guarantee” means, in relation to any Indebtedness of any Person, any obligation, direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof) of another person to pay such Indebtedness.

“Indebtedness” means, at any time, the outstanding principal, capital or nominal amount and any fixed or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances with financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

NYC 719185.12	-8-

(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with accounting principles generally accepted in the United States, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (excluding any given in respect of trade credit arising in the ordinary course of business);

(g)	any amount raised by the issue of redeemable shares which are redeemable before 31 December 2013;

(h)	any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Instructions” means notices, written directions or written instructions received by the Trustee and/or an Agent in accordance with the provisions of this Indenture from an Authorized Signatory or a person reasonably believed by the Trustee and/or an Agent to be an Authorized Signatory.

“Interest Payment Date” means January 13 and July 13 in each year, the first Interest Payment Date following the Restatement Date being July 13, 2011.

“Investors Rights Agreement” means the Investors Rights Agreement, dated as of March 4, 2011, by and among the Issuer and Black River Asset Management LLC, CQS Convertible and Quantitative Strategies Master Fund Limited, GLG Market Neutral Fund, Linden Capital LP, Outrider Management, LLC, SW Asset Management and UniCredit Bank AG and each of their respective successors and assigns.

“Issuer” means the corporation named as the “Issuer” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor corporation.

“Issuer Order” means a written order signed in the name of the Issuer by both (1) the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Issuer, and delivered to the Trustee.

NYC 719185.12	-9-

“Kazakhstan Ministry” means the Ministry of Oil & Gas of the Republic of Kazakhstan.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including reasonable legal fees and expenses) sustained by any party to this Indenture.

“Majority Holders” means the Holders of more than fifty percent (50%) of the aggregate principal amount of the Outstanding Notes.

“Material Subsidiary” means any Subsidiary of the Issuer:

(a)
whose total assets at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 percent, of the consolidated total assets of the Issuer; or

(b)
whose revenues at the time of at least one of the three most recently published consolidated audited financial statements of the Issuer represent at least 10 percent, of the consolidated total revenues of the Issuer;

provided that in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements for the purposes of the calculation above shall, until audited consolidated financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as the Issuer shall consider appropriate to consolidate the latest audited accounts of such Subsidiary in such accounts; and an Officers’ Certificate certifying that a Subsidiary of the Issuer is or is not or was or was not at any time or throughout any specified period a Material Subsidiary shall, in the absence of manifest or proven error, be conclusive and binding on all parties;

“Maturity Date” means July 13, 2013.

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment).

“Minimum Conversion Price” means U.S. $6.95; provided, that on each occasion, if any, on which the Conversion Price is adjusted pursuant to any of Section 11.6, Section 11.7, Section 11.8, Section 11.9, Section 11.10 or Section 11.15 hereof, then the Minimum Conversion Price shall be adjusted at the same time by the same proportion.

“Note Certificate” means any Physical Note representing a Noteholder’s entire holding of Notes and includes any replacement Note Certificate issued pursuant to the terms of this Indenture.

“Noteholder” and (in relation to a Note) “Holder” means a person in whose name a Note is registered in the Register.

NYC 719185.12	-10-

“Note Restructuring Agreement” means the Note Restructuring Agreement, dated as of March 4, 2011, by and among the Issuer and the Noteholders party thereto.

“Notes” means the notes in the denomination of U.S. $100,000 (and integral multiples of U.S. $1 in excess thereof) in registered form, each comprising the U.S. $61,400,000 10.75% Convertible Senior Notes due 2013 constituted in relation to this Indenture, to be represented by one or more Note Certificate(s) and/or Global Note(s), and for the time being Outstanding or, as the case may be, a specific number thereof.

“NYSE Amex” means NYSE Amex and any successor thereto.

“Obligations” means (a) principal and interest (including Supplemental Interest, if any) at any time and from time to time, owing by the Issuer on the Notes, (b) the obligation of the Issuer to pay all fees and other amounts due and payable to the Trustee as provided in this Indenture and (c) the payment and performance of all other obligations, covenants and liabilities of the Issuer owing to the Noteholders under this Indenture, the Notes or any other Transaction Document.

“Offer” means an offer to acquire Shares, whether expressed as a legal offer, an invitation to treat, a scheme with regard to such acquisition or in any other way, in circumstances where such offer is available to all Shareholders or all Shareholders other than any Shareholder who is the person making such offer (or any associate of such person) or who is excluded from the offer by reason of being connected with one or more specific jurisdictions.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by both (a) the Chief Executive Officer or the President of the Issuer and (b) so long as not the same as the officer signing pursuant to clause (a), the Chief Financial Officer or the Secretary of the Issuer, and delivered to the Trustee.

“Operation Licenses” means the Exploration Licenses and the Production Licenses.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Issuer (and may include directors or employees of the Issuer) and which opinion is acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

“Original Indenture” has the meaning specified in the introductory paragraph hereto.

“Original Issue Date” means July 13, 2007.

“Outstanding” means, in relation to the Notes, all the Notes other than:

(a)	those which have been redeemed in accordance with this Indenture;

(b)	those in respect of which Conversion Rights have been exercised and the obligations of the Issuer in relation thereto duly performed;

NYC 719185.12	-11-

(c)
those in respect of which the date for redemption in accordance with the provisions of this Indenture has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Paying and Conversion Agent in the manner provided for in this Indenture (and, where appropriate, notice to that effect has been given to the Noteholders) and remain available for payment in accordance with this Indenture;

(d)	those which have been purchased and surrendered for cancellation as provided in Section 2.14 hereof and notice of the cancellation of which has been given to the Trustee;

provided, that for each of the following purposes, in determining whether the Holders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, those Notes (if any) which are owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Participants” has the meaning specified in Section 2.8 hereof.

“Paying and Conversion Agent” has the meaning given in Section 2.5 hereof.

“Payment Business Day” means, in respect of any place of presentation of any Note Certificate, any day on which banks are open for presentation and payment of debt securities and for dealings in foreign currencies in such place of presentation and, in the case of payment by transfer to a U.S. Dollar account as referred to in Section 2.1 hereof, in New York City.

“Permitted Amendment” means any amendment, supplement or other modification to the PIP Agreement, a copy of which has been provided (or made publicly available through an electronic filing with the SEC) to each Noteholder, that either (i) has been consented to in writing by all of the Noteholders or (ii) does not (A) extend, or have the effect of extending, the Extended End Date (as defined in the PIP Agreement); or (B) adversely affect the obligation or ability of the Issuer to redeem the Notes upon the consummation of the PIP Transaction, as contemplated by Section 6.1 of the Investors Rights Agreement and Section 10.2 of this Indenture.

“Permitted Indebtedness” means (a) that Indebtedness described on Schedule 9.2(c), (b) the replacement, extension or renewal (or successive replacements, extensions, or renewals), as a whole or in part, of any Indebtedness described in clause (a) above and (c) Convertible Senior Notes that may be issued to MIE Holdings Corporation, ranking pari passu with the Notes issued hereunder, in an aggregate principal amount not in excess of $5,000,000, as contemplated by, and in accordance with, Section 8.22 of the PIP Agreement.

NYC 719185.12	-12-

“Permitted Liens” means (i) liens for current taxes (other than those arising from income taxes), which are not yet due and payable, the validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves are being maintained on the books of the Issuer in accordance with U.S. GAAP, consistently applied; (ii) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance, provided that none of the amounts associated with the foregoing deposits or pledges are due and payable and unpaid; (iii) mechanics’, workers’, materialmen’s or other like liens arising in the ordinary course of the Issuer’s business which are either (A) inchoate and relate to obligations that are not yet due and payable or (B) being contested in good faith, and for which adequate reserves are being maintained on the books of the Issuer to the extent required by and in accordance with U.S. GAAP, consistently applied; (iv) purchase money mortgages, or other purchase money liens of any kind upon property hereafter acquired by the Issuer or any Material Subsidiary, or liens of any kind existing on any property or any shares of stock or other equity interests (other than the shares of Emir Oil) at the time of the acquisition thereof (including liens that exist on any property or any shares of stock or other equity interests of an entity that is consolidated with or merged with or into the Issuer or that transfers or leases all or substantially all of its properties to the Issuer), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired, provided that (A) the transaction in which any such mortgages and/or liens are proposed to be created (including the Indebtedness with respect thereto) is not then prohibited by this Indenture and (B) such mortgages and/or liens now owned or hereafter acquired shall attach only to the property or asset acquired or financed in such transaction and the proceeds thereof; (v) pledges or deposits in the ordinary course of business required to secure performance in connection with bids, tenders or trade contracts (other than contracts for the payment of money); (vi) pledges or deposits to secure public or statutory obligations of the Issuer, which are not yet due and payable and for which adequate reserves are being maintained on the books of the Issuer to the extent required by and in accordance with U.S. GAAP, consistently applied; (vii) pledges or deposits to secure stay and appeal bonds or pledges or deposits in lieu thereof; (viii) liens created by or resulting from any litigation or proceeding (A) the validity of which is being contested in good faith by appropriate proceedings, including liens relating to judgments thereunder as to which the Issuer has not exhausted its appellate rights, and (B) for which adequate reserves are being maintained on the books of the Issuer to the extent required by and in accordance with U.S. GAAP, consistently applied; (ix) liens in connection with leases made on property, or existing on property acquired, in the ordinary course of business and which attach only to the property leased or acquired and the proceeds thereof; (x) easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and that are incidental to, and do not materially impair the use of such property in the operation of the business of the Issuer or the value of such property for the purpose of such business; (xi) liens securing Permitted Indebtedness; and (xii) liens contemplated by this Indenture and any other Transaction Documents.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Physical Notes” has the meaning specified in Section 2.2 hereof.

NYC 719185.12	-13-

“PIP Agreement” means that certain Participation Interest Purchase Agreement, dated February 14, 2011, by and among the Issuer, the Purchaser and MIE Holdings Corporation, an exempted company with limited liability organized under the laws of the Cayman Islands, a copy of which has been provided to the Noteholders, which copy omits the Company Disclosure Schedule (as defined therein) and all other schedules, exhibits and annexes thereto, which the Issuer has determined are not material to the interests of the Noteholders under this Indenture or the Notes, together with any Permitted Amendments thereto.

“PIP Transaction” means the transactions contemplated by the PIP Agreement.

“Principal Payment Date” means January 13 and July 13 in each year, the first Principal Payment Date being July 13, 2011.

“Production Licenses” means licenses, subsoil use contracts, permits or other rights issued to the Issuer, Emir Oil, or any of their respective Subsidiaries or Affiliates by the Kazakhstan Ministry or any other governmental or regulatory authority or body in the Republic of Kazakhstan authorizing or otherwise relating to the production of hydrocarbons.

“Prospectus” has the meaning ascribed to that term in the Master Note Restructuring Agreement.

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)
any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 Hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed.

“Purchaser” means Palaeontol V.B., a company organized under the Laws of the Netherlands, in its capacity as purchaser under the PIP Agreement.

“Put Date” means each of the dates on which the Issuer is required to redeem any Note, at the option of the Holder of such Note, pursuant to Sections 10.3(a) or (b) hereof.

“Put Option Notice” means a put option notice substantially in the form set forth in Exhibit C hereof or such other form as may from time to time be agreed among the Issuer, the Paying and Conversion Agent and the Trustee and notified to the Holders.

“Put Option Period” means the period of sixty (60) days starting on the days after the date on which the Issuer gives a Change of Control Event Notice in accordance with Section 11.5(d) hereof.

“Put Option Receipt” has the meaning given in Section 10.3 hereof.

NYC 719185.12	-14-

“Put/Redemption Premium” means an amount equal to the excess, if any, of (i) the principal amount of the Notes redeemed multiplied by a fraction the numerator of which is the Current Market Price of a Share and the denominator of which is the Reset Conversion Price, over (ii) the principal amount of the Notes redeemed.  For the avoidance of doubt, the Put/Redemption Premium cannot be less than zero.

“Rate of Interest” means (a) from and after January 13, 2011, 10.75% per annum plus the Supplemental Rate (if any) and (b) prior to January 13, 2011, the Rate of Interest in effect from time to time under the Original Indenture.

“Record Date” means, with respect to an Interest Payment Date or a Principal Payment Date, June 28 and December 29 in each year.

“Register” has the meaning given in Section 2.5 hereof.

“Registrar” has the meaning given in Section 2.5 hereof.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Reset Conversion Price” means U.S. $2.00 per share, subject to adjustment in the event that the Issuer issues new shares, rights or other equity or equity related securities at or equivalent to a price per share below U.S. $2.00.

“Relevant Date” means, in relation to any payment in respect of a Note, whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received in New York City by the Paying and Conversion Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two-thirds;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)
for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the Outstanding Notes represented or held by the Voters actually present at the Meeting; and

NYC 719185.12	-15-

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one-third.

“Relevant Indebtedness” means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which with the agreement of the Issuer or the relevant Material Subsidiary is, or is capable of being, listed, quoted or traded on any recognized stock exchange or in any securities market (including, without limitation, any recognized over-the-counter market).

“Relevant Record Date” has the meaning given in Section 11.4(e) hereof.

“repay” shall include “redeem” and vice versa and “repaid,” “repayable,” “repayment,” “redeemed,” “redeemable” and “redemption” shall be construed accordingly.

“Reserved Matter” means any proposal:

(a)
to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under this Indenture);

(b)	to change the currency in which amounts due in respect of the Notes are payable;

(c)	subject to Section 7.1(c) hereof, to change any aspect of the Conversion Right;

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition of Reserved Matter.

“Responsible Officer,” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restatement Date” means March 4, 2011.

“Restricted Period” means the applicable distribution compliance period under Regulation S.

“Restricted Notes” means the Notes defined as such in Section 2.3(a) hereof.

“Restricted Securities” has the meaning set forth in Section 2.3(a) hereof.

“Restricted Securities Legend” has the meaning set forth in Section 2.3(a) hereof.

“Restricted Shares” means the Shares defined as such in Section 2.3(a) hereof.

NYC 719185.12	-16-

“Rights” means, in respect of any securities or assets, any options, warrants or other rights (other than Share-Related Securities) which by their terms of issue carry a right to subscribe for, purchase or otherwise acquire such securities or assets.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

“Screen Rate” means, on any day, and, in respect of the translation or conversion of one currency into another currency, the rate of exchange between such currencies appearing on Bloomberg page FXFX1 at or about 11.00 a.m. New York time on that day, or, if that page is not available or that rate of exchange does not appear on that page at or about that time on that day, the rate of exchange between such currencies appearing on such other screen or information service, or determined in such other manner, as the Issuer shall determine, with the prior written approval of the Trustee.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” means any mortgage, charge, pledge, lien, encumbrance or other security interest of any kind including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

“Share” means a common share of U.S. $0.001 par value of the share capital of the Issuer.

“Shareholder” means the person in whose name a Share is for the time being registered in the register of Share ownership maintained by or on behalf of the Issuer.

“Shareholder Meeting” means the annual or special meeting of the Shareholders to be called for the purpose of seeking the approval by the Shareholders of the (a) PIP Transaction and (b) proposal to amend the terms of this Indenture relating to the conversion of the Notes, as contemplated by Section 9.42 hereof.

 “Share-Related Securities” means any securities which by their original terms of issue:

(a)	carry a right to subscribe for, purchase or otherwise acquire Shares or any securities which by their terms of issue might be redesignated as Shares; or

(b)	are capable of being redesignated as Shares or redesignated so as to carry a right to subscribe for, purchase or otherwise acquire Shares.

“Shelf Registration Statement” has the meaning ascribed to that term in the Investors Rights Agreement.

“Shelf Registration Statement Filing Date” means the date on which the Shelf Registration Statement is filed in accordance with the Investors Rights Agreement.

NYC 719185.12	-17-

“Shelf Registration Statement Effective Date” means the date on which the Shelf Registration Statement becomes effective in accordance with the Investors Rights Agreement.

“Specified Date” has:

(a)	for the purposes of Section 11.9 hereof, the meaning given in Section 11.9(d) hereof;

(b)	for the purposes of Section 11.12 hereof, the meaning given in Section 11.12(d) hereof;

(c)	for the purposes of Section 11.13 hereof, the meaning given in Section 11.13(d) hereof; and

(d)	for the purposes of Section 11.14 hereof, the meaning given in Section 11.14(d) hereof.

“Specified Office” means, (i) in relation to the Paying and Conversion Agent: The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administrator, (ii) in relation to the Registrar: The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, United States of America, Attention: Corporate Trust Administrator and (iii) in relation to the Transfer Agent: The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, United States of America, Attention: Corporate Trust Administrator or, in each case, such other address as any such Agent may designate from time to time by notice to the Holders and the Issuer; provided, that the Specified Office of each of the Registrar and the Transfer Agent must at all times be outside of the United Kingdom.

“Subsidiary” means, in relation to the Issuer at any particular time, any other Person:

(a)
whose affairs and policies the Issuer controls or has the power to control, whether by direct or indirect ownership of share capital, contract, the power to appoint or remove a majority of the members of the governing body of such Person or otherwise; or

(b)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the Issuer.

“Supplemental Interest” means interest payable on the Notes at the Supplemental Rate, if any.

“Supplemental Rate” means (a) the additional rate then owing pursuant to Section 9.23 hereof, if any, plus (b) if the average daily Brent Oil Price per barrel is equal to or greater than U.S.$80 and the average aggregate production volume of the Issuer and its Subsidiaries is equal to or greater than 3,000 barrels per day during a Measurement Period, then with respect to the Interest Payment Date immediately following such Measurement Period, a percentage equal to the sum of (i) the product of (A)(x) the average daily Brent Oil Price per barrel during the Measurement Period divided by U.S.$80 plus the average aggregate barrels per day production volume of the Issuer and its Subsidiaries during such period divided by 3,000 minus (y) 2.0 and (B) 3.33333% plus (ii) 1.0%.  For purposes of the definition of Supplemental Rate, the “Brent Oil Price” shall mean the average of the high and low spot prices, in U.S. Dollars, of Brent Crude Oil as quoted in Platt’s Crude Oil Marketwire (Key Benchmarks Section), and the “Measurement Period” shall mean the six-month period ending March 31 or September 30, as applicable, immediately prior to the respective Interest Payment Date.

NYC 719185.12	-18-

“Terminate” or “Terminated” or “Termination” means, with respect to the PIP Transaction and the PIP Agreement, that the PIP Agreement has been terminated, has expired by its terms or has been abandoned by the parties thereto prior to the PIP Transaction having been consummated.

 “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Market” means NYSE Amex or, if the Shares are not listed on NYSE Amex, the principal exchange, market or electronic trading system on which the Shares are listed or quoted for trading on the date in question.

“Transaction Documents” means and includes each of the following documents: (i) this Indenture; (ii) the Notes; (iii) the Investors Rights Agreement; (iv) the Note Restructuring Agreement and (v) any other agreement, document or instrument executed by the Issuer or any of its Subsidiaries that relates to the issuance of the Notes.

“Transfer Agent” has the meaning given in Section 2.5 hereof.

“Trust Deed” has the meaning specified in the recitals.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“U.S. Person” has the meaning specified in Regulation S.

“U.S. GAAP” means accounting principles generally accepted in the United States.

“Volume Weighted Average Price” means, in respect of a Share on any Exchange Business Day, the order book volume-weighted price of a Share appearing on or derived from Bloomberg page AQR (or such other source as shall be Determined by an Expert) on such Exchange Business Day; provided that (other than for the purpose of the definition of Current Market Price):

(a)
if on any such Exchange Business Day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share in respect of such Exchange Business Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Exchange Business Day on which the same can be so determined; and

NYC 719185.12	-19-

(b)
if any Dividend or other entitlement in respect of the Shares is announced on or prior to the relevant Conversion Date in circumstances where the record date in respect of such Dividend or other entitlement shall be on or after the relevant Conversion Date and if on any such Exchange Business Day the price as determined as provided above is based on a price ex-Dividend or ex-any other entitlement, then such price shall be increased by an amount equal to the Fair Market Value of any such Dividend or other cash entitlement as at the date of announcement of such Dividend or entitlement per Share (excluding, in the case of a dividend in cash, any associated tax credit and less the tax, if any, falling to be deducted on payment thereof to a resident of the United States).

“Voter” means, in relation to any Meeting, a Proxy or (subject to Section 8.2 hereof) a Noteholder; provided, however, that (subject to Section 8.2 hereof) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 Hours before the time fixed for such Meeting.

“Written Resolution” means a resolution in writing signed by or on behalf of all Holders of Notes who at such time being are entitled to receive notice of a Meeting in accordance with the provisions of this Indenture, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders of such Notes.

“24 Hours” means a period of 24 Hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying and Conversion Agent have its Specified Office and such period shall be extended by one period or, to the extent necessary, more periods of 24 Hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid.

“48 Hours” means two (2) consecutive periods of 24 Hours.

1.2  Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

(a)	“indenture securities” means the Notes;

(b)	“indenture security holder” means a Holder;

(c)	“indenture to be qualified” means this Indenture;

(d)	“indenture trustee” or “institutional trustee” means the Trustee; and

NYC 719185.12	-20-

(e)	“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

1.3  Rules of Construction

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b)
all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder;

(c)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)	costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(e)	principal shall, when applicable, include premium;

(f)
references to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be construed so as to include an issue or offer or grant to all or substantially all Shareholders other than Shareholders to whom, by reason of the laws of any jurisdiction or requirements of any recognized regulatory body or any stock exchange in any jurisdiction or in connection with fractional entitlements, it is determined not to make such issue or offer or grant;

(g)
“equity share capital” means, in relation to a company, its issued share capital excluding any part of that capital which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution;

(h)	references to the “issue” of Shares shall include the transfer and/or delivery of Shares by the Issuer or any of its Subsidiaries, whether newly issued and allotted or previously existing;

(i)	Shares held by the Issuer or any of its Subsidiaries shall not be considered as or treated as “in issue”;

(j)
any reference in this Indenture to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Indenture or any undertaking given in addition to or in substitution of Article 9 pursuant to this Indenture; and

NYC 719185.12	-21-

(k)
if the Issuer becomes subject at any time to any taxing jurisdiction other than the United States or the Republic of Kazakhstan, references in this Indenture to the United States or (as the case may be) the Republic of Kazakhstan shall be construed as references to the United States or (as the case may be) the Republic of Kazakhstan and/or such other jurisdiction.

2.  THE NOTES

2.1  Title and Terms

The Notes shall be known and designated as the “10.75% Convertible Senior Notes due 2013” of the Issuer.  On the Original Issue Date, the aggregate principal amount of Notes that was authorized to be authenticated and delivered under this Indenture was limited to U.S. $60,000,000 except for securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes of the Issuer in accordance with the terms of this Indenture.  As of the Restatement Date, the Trustee is hereby authorized to authenticate and deliver Notes under this Indenture in an additional principal amount of $1,400,000 in respect of Notes Outstanding on the Restatement Date, for an aggregate principal amount of up to U.S. $61,400,000, upon receipt of an Issuer Order, except for securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes of the Issuer in accordance with the terms of this Indenture.  The Notes shall be in denominations of U.S. $100,000 and integral multiples of U.S. $1 in excess thereof.

The Notes shall mature on July 13, 2013.

The Notes shall bear interest from the Original Issue Date at the Rate of Interest payable in arrears on each Interest Payment Date.  Subject as provided in Sections 11.4(d) and 11.4(e) hereof, each Note will cease to bear interest from the due date for redemption; provided, that if, upon due presentation of any Note on the due date for redemption, payment of principal is improperly withheld or refused, such Note will continue to bear interest at the Rate of Interest (both before and after judgment) until the Relevant Date.

The amount of interest (excluding Supplemental Interest, if any) payable at the Rate of Interest on each Interest Payment Date shall be U.S. $5,375 in respect of each Note of U.S. $100,000 denomination, proportionately increased in respect of principal amounts in excess thereof.  If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the principal amount of such Note, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), where “Day Count Fraction” means, in respect of any period, the number of days in the relevant period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months).  The amount of interest on the Notes shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.  In the event any amount of interest is paid on the Notes which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the outstanding principal of the Notes.

NYC 719185.12	-22-

Principal of the Notes shall be payable on each Principal Payment Date in an amount equal to 30% of the Excess Cash Flow in respect of such Principal Payment Date.  In addition, if the “cash and cash equivalents” line item in the Issuer’s Consolidated Balance Sheets prepared in accordance with U.S. GAAP as of the last day of any fiscal quarter of the Issuer exceeds $15,000,000, the amount of any such excess shall be immediately paid over to the Trustee and shall be applied in full to the payment of outstanding principal of the Notes on the next succeeding Principal Payment Date.  Notwithstanding anything in this paragraph to the contrary, nothing in this paragraph shall require Emir Oil to pay any amounts to the Issuer (whether by direct payment, dividend, distribution or otherwise) in order for the Issuer to make the payments described in this paragraph.

Each payment of principal or interest (including Supplemental Interest, if any) in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the Record Date immediately preceding the relevant Principal Payment Date or Interest Payment Date, as applicable.  Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

Principal of and interest (including Supplemental Interest, if any) on Global Notes shall be payable to the Common Depositary for the accounts of Euroclear and Clearstream, as applicable, in immediately available funds.

Principal of and interest (including Supplemental Interest, if any) on Physical Notes shall be made (a) upon application by a Noteholder to the Specified Office of the Paying and Conversion Agent no later than the fifteenth day before the due date for such payment and (provided that such payment (i) if principal, is made in full or (ii) if interest, constitutes interest payable on redemption) surrender (or in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of the Paying and Conversion Agent outside the United States by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City or (b) at the Specified Office, if any, of the Paying and Conversion Agent in New York City if (i) the Issuer has appointed Paying and Conversion Agents outside the United States with the reasonable expectation that such Paying and Conversion Agents will be able to make payment of the full amount of the interest on the Notes in U.S. Dollars when due, (ii) payment of the full amount of such interest at the offices of all such Paying and Conversion Agents is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) payment is permitted by applicable United States law.

All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment.  No commissions or expenses shall be charged to the Noteholders in respect of such payments.

If the due date for payment of any amount in respect of any Note is not a Payment Business Day in the place of presentation, the Holder shall not be entitled to payment in such place of the amount due until the next succeeding Payment Business Day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

NYC 719185.12	-23-

If the Paying and Conversion Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted in the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and date of such payment is endorsed on the relevant Note Certificate presented to it for payment, such Paying and Conversion Agent will endorse thereon a statement indicating the amount and date of such payment.

The Notes shall be redeemable at the option of the Issuer as provided in Article 10 hereof.

The Notes shall be redeemable at the option of Holders as provided in Article 10 hereof.

All amounts payable upon a redemption of a Note shall be payable upon the date of such redemption, unless otherwise provided.

The Notes shall be convertible as provided in Article 11 hereof.

2.2  Form of Notes

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form annexed hereto as Exhibit A, which is incorporated in and made a part of this Indenture.  The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

The Notes will be offered and sold only outside the United States in accordance with Regulation S and shall be issued initially only in the form of permanent definitive Notes (the “Physical Notes”) in registered form without interest coupons.  The Physical Notes shall be substantially in the form set forth in Exhibit A annexed hereto.  On the Shelf Registration Effective Date, one or more permanent global Notes (each, a “Global Note”) in global registered form without interest coupons shall be:

(a)	duly executed by the Issuer and authenticated by the Trustee as hereinafter provided;

(b)
registered in the name of The Bank of New York (Depositary) Nominees Limited (or any other nominee as may be appointed from time to time), as nominee of a common depositary (the “Common Depositary”) for the accounts of Euroclear and Clearstream; and

NYC 719185.12	-24-

(c)	deposited with the Common Depositary (or any successor common depository appointed from time to time).

The Global Notes shall be substantially in the form of Note set forth in Exhibit A annexed hereto.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on Schedule A to the relevant Global Note by the Common Depositary in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officer executing such Notes, as evidenced by their execution of such Notes.

2.3  Legends

(a)	Restricted Securities Legends

Each Note issued hereunder shall, upon issuance, bear the legend set forth in Section 2.3(b) hereof and such legend shall not be removed except as provided in Section 2.3(d) hereof.  Each Note that bears or is required to bear the legend set forth in Section 2.3(b) hereof (each, a “Restricted Note”) and any Shares issued upon conversion of the Notes required to bear the legend set forth in Section 2.3(c) hereof (the “Restricted Shares” and, together with the Restricted Notes, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.3 (including the legend set forth in Section 2.3(b) or 2.3(c) hereof, as the case may be (collectively, the “Restricted Securities Legends”)), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

As used in this Section 2.3, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

(b)	Restricted Securities Legend for Notes

Except as provided in Section 2.3(d) hereof, until one year after the original issuance date of any Note, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.3(c) hereof, if applicable) shall bear a Restricted Securities Legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) EITHER (A) IN ACCORDANCE WITH RULE 903(B)(3)(III) (CATEGORY 3) OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO RULE 506 OF REGULATION D UNDER SECTION 4(2) OF THE SECURITIES ACT, WHICH EXEMPTS FROM SUCH REGISTRATION TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING, AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

NYC 719185.12	-25-

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BMB MUNAI, INC. THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (II) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION IN WHICH THE INSTITUTIONAL ACCREDITED INVESTOR, PRIOR TO THE TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THE NOTES), (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULES 904 AND 905 UNDER THE SECURITIES ACT AND, IF THE PROPOSED TRANSFER IS BEING MADE PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, TO A NON-U.S. PERSON, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS NOTE OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.

(c)	Restricted Securities Legend for Shares Issued upon Conversion of the Notes

Except as provided in Section 2.3(d) hereof, until the date that is one year after the original issuance date of any Note, or such earlier time as permitted by Rule 144 under the Securities Act, any stock certificate representing Shares issued upon conversion of such Note shall bear a Restricted Securities Legend in substantially the following form:

THE COMMON STOCK EVIDENCED HEREBY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”).  THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF BMB MUNAI, INC. (THE “ISSUER”) THAT (A) THE COMMON STOCK EVIDENCED HEREBY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED [PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD] WHILE SUCH CERTIFICATE IS NOT ELIGIBLE TO BE RESOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER, OTHER THAN (1) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, OR (4) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH SALE OR TRANSFER PURSUANT TO CLAUSE (4) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (B) THE HOLDER WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE COMMON STOCK EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE COMMON STOCK EVIDENCED HEREBY FROM IT OF THE RESTRICTIONS REFERRED TO IN (A) AND (B) ABOVE.

NYC 719185.12	-26-

(d)	Removal of the Restricted Securities Legends

Each Note or Share issued upon conversion of any Note shall bear the Restricted Securities Legend set forth in Section 2.3(b) or 2.3(c) hereof, as the case may be, until the earlier of:

(i)
one year after the original issuance date of such Note or Share, or such earlier time as permitted by Rule 144 under the Securities Act, provided that the Holder is not an “affiliate” of the Issuer as the term “affiliate” is defined in Rule 144 under the Securities Act;

(ii)	such Share has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale); or

(iii)
such Share has been issued upon conversion of Notes that have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

The Holder must give notice thereof to the Trustee and any transfer agent for the Shares, as applicable.

NYC 719185.12	-27-

Notwithstanding the foregoing, the Restricted Securities Legend may be removed from any Note if there is delivered to the Issuer such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Issuer that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act.  Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Notes another Note or Notes having an equal aggregate principal amount that does not bear such legend.  If the Restricted Securities Legend has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

Any Note (or security issued in exchange or substitution thereof) as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(b) hereof as set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.7 hereof, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.3(b) hereof.

Any such Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.3(c) hereof as set forth therein have been satisfied may, upon surrender of the certificates representing such Shares for exchange in accordance with the procedures of the transfer agent for the Shares, be exchanged for a new certificate or certificates for a like aggregate number of Shares, which shall not bear the Restricted Securities Legend required by Section 2.3(c) hereof.

(e)	Global Note Legend

Each Global Note held by the Common Depositary shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO BMB MUNAI, INC. (OR ITS SUCCESSOR) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

NYC 719185.12	-28-

2.4  Execution, Authentication, Delivery and Dating

One Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, together with a Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Issuer with respect to the Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

2.5  Registrar, Transfer Agent and Paying and Conversion Agent

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Notes may transferred or exchanged (the “Transfer Agent”) and an office or agency where Notes may be presented for payment and conversion (the “Paying and Conversion Agent”).  The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange.  The Register shall at all times be maintained outside of the United Kingdom.  The Issuer may appoint one or more co-Registrars and one or more additional Paying and Conversion Agents and/or Transfer Agents for the Notes; provided, however, that the Issuer shall at no time maintain a Registrar or Transfer Agent with a Specified Office within the United Kingdom; provided, further, that the Issuer will ensure that it maintains a Paying and Conversion Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48.EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000.  The term “Paying and Conversion Agent” includes any additional Paying and Conversion Agent, the term “Transfer Agent” includes any additional Transfer Agent and the term “Registrar” includes any additional Registrar.  Notice of any change in any of the Agents or in their respective Specified Offices shall promptly be given to the Noteholders.

NYC 719185.12	-29-

The Issuer will cause each Paying and Conversion Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying and Conversion Agent shall agree with the Trustee, subject to the provisions of this Section 2.5, that such Paying and Conversion Agent will:

(a)	hold all sums held by it for the payment of the principal of or interest (including Supplemental Interest, if any) on Notes in trust for the benefit of the Holders or the Trustee;

(b)	give the Trustee notice of any Default by the Issuer in the making of any payment of principal or interest (including Supplemental Interest, if any); and

(c)	at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying and Conversion Agent.

The Issuer shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar, Transfer Agent or Paying and Conversion Agent, the Trustee shall act as such.  The Issuer or any Affiliate of the Issuer may act as Paying and Conversion Agent, Transfer Agent or Registrar; provided, however, that none of the Issuer, its Subsidiaries or the Affiliates of the foregoing shall act:

(i)	as Paying and Conversion Agent in connection with redemptions, offers to purchase and discharges, as otherwise specified in this Indenture, and

(ii)	as Paying and Conversion Agent, Transfer Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Issuer hereby initially appoints The Bank of New York as Registrar, Transfer Agent and Paying and Conversion Agent for the Notes.

2.6  Paying and Conversion Agent to Hold Assets in Trust

Not later than (a) 10:00 a.m. (London time) on the date that is one London Business Day prior to each due date of the principal and interest (including Supplemental Interest, if any) on any Notes other than in connection with a redemption by the Issuer pursuant to Section 10.2 or (b) contemporaneously with the closing of the PIP Transaction in connection with a redemption of the Notes pursuant to Section 10.2, the Issuer shall deposit with one or more Paying and Conversion Agents money in immediately available funds sufficient to pay such principal and interest (including Supplemental Interest, if any) so becoming due.  The Issuer at any time may require the Paying and Conversion Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying and Conversion Agent (if other than the Issuer) shall have no further liability for the money so paid over to the Trustee.

If the Issuer shall act as the Paying and Conversion Agent, it shall, prior to or on each due date of the principal of or interest (including Supplemental Interest, if any) on any of the Notes, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying and Conversion Agents, to pay the principal or interest (including Supplemental Interest, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

NYC 719185.12	-30-

Neither the Trustee nor the Paying and Conversion Agent shall be under any liability for interest on any money received by any of them hereunder, except as otherwise agreed in writing with the Issuer.

2.7  General Provisions Relating to Transfer and Exchange

The Notes are issuable only in registered form.  A Holder may transfer a Note only by written application to the Registrar (or to the Transfer Agent to be forwarded to the Registrar) stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

If any Holder of a Physical Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, then the Trustee shall cancel the Physical Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry.

When Notes are presented to the Registrar or the Transfer Agent with a request to register the transfer or to exchange them for an equal aggregate principal amount of Notes of other authorized denominations, the Registrar shall, within five (5) New York Business Days of the receipt thereof, register the transfer or make the exchange as requested and deliver any replacement Notes to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of the Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder; provided, that the Registrar’s requirements for such transactions are met (including (i) that such Notes are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder and (ii) such evidence as the Registrar may reasonably require to prove the title of the transferor and the authority of the individuals referred to in clause (i)).  Subject to Section 2.4 hereof, to permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Registrar or the Transfer Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.13 hereof).

NYC 719185.12	-31-

Neither the Issuer nor the Registrar shall be required to exchange or register a transfer of any Notes:

(a)	surrendered for conversion or redemption or, if a portion of any Note is surrendered for conversion or redemption, such portion thereof surrendered for conversion or redemption or

(b)	during the period of fifteen (15) days ending on the due date for any payment of principal or interest in respect of the Notes.

2.8  Book-Entry Provisions for the Global Notes

(a)	The Global Notes initially shall

(i)	be registered in the name of a nominee for the Common Depositary;

(ii)	be delivered to the Common Depositary; and

(iii)	bear the Restricted Securities Legend as set forth in Section 2.3(b) hereof.

Members of, or participants in, Euroclear and Clearstream (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Depositary, or under such Global Note, and Euroclear and/or Clearstream, as applicable, or their respective nominees may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note(s) for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or Trustee from giving effect to any written certification, proxy or other authorization furnished by Euroclear or Clearstream or impair, as between Euroclear or Clearstream and the Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)
The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(c)
A Global Note may not be transferred, in whole or in part, to any Person other than nominees of Euroclear and Clearstream and no such transfer to any such other Person may be registered.  Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of Euroclear and Clearstream and the provisions of Section 2.9 hereof.

(d)	If at any time:

(i)
Euroclear and/or Clearstream notifies the Issuer in writing that it is no longer willing or able to continue to act as depositary for the Global Notes and a successor is not appointed by the Issuer within ninety (90) days of such notice or cessation; or

NYC 719185.12	-32-

(ii)
an Event of Default has occurred and is continuing and the Registrar has received a request from Euroclear and/or Clearstream for the issuance of Physical Notes in exchange for such Global Note or Global Notes,

Euroclear and/or Clearstream, as applicable, shall surrender such Global Note or Global Notes to the Trustee for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver in exchange for such Global Note or Global Notes, Physical Notes of like tenor as that of the Global Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes.  Such Physical Notes shall be registered in such names as Euroclear and/or Clearstream shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominees thereof).

Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to beneficial owners pursuant to Section 2.8(c) hereof, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred.

2.9  Special Transfer Provisions

Unless a Note is transferred after the time permitted by Rule 144 under the Securities Act or otherwise is, or has been, sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be, or was, effective at the time of such sale), the following provisions shall apply:

(a)
if the Notes to be transferred consist of an interest in the Global Notes, the transfer of such interest may be effected only through the book-entry system maintained by Euroclear and/or Clearstream and pursuant to the Shelf Registration Statement and related Prospectus; and

(b)
if the Notes to be transferred consist of Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided to the Issuer and the Registrar the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing that:

(i)	the transfer is being effected pursuant to and in accordance with Rules 904 and 905 under the Securities Act;

(ii)
the transfer is not being made to a person in the United States and (1) at the time the buy order was originated, the transferee was outside the United States or such transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

NYC 719185.12	-33-

(iii)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act;

(iv)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)	if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person.

By its acceptance of any Note bearing the Restricted Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture.  The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture.  The Registrar shall be entitled to receive and rely on written instructions from the Issuer verifying that such transfer complies with such restrictions on transfer.  In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, however, that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.8 hereof or this Section 2.9.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

2.10  Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be.

2.11  Persons Deemed Owners

The Issuer, the Trustee, the Paying and Conversion Agent and any agent of the Issuer, the Trustee or the Paying and Conversion Agent may treat the registered Holder of a Global Note as the absolute owner of such Global Note for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.  The Issuer, the Trustee, the Paying and Conversion Agent and any agent of the Issuer, the Trustee or the Paying and Conversion Agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest (including Supplemental Interest, if any) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

NYC 719185.12	-34-

2.12  Mutilated, Destroyed, Lost or Stolen Notes

If any mutilated Note is surrendered to the Trustee or the Registrar, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding; provided that, if required by the Issuer or the Trustee, such security or indemnity as may be required by them to save each of them and any agent of either of them harmless must be supplied by the relevant Holder in connection with such replacement.

If there is delivered to the Issuer and the Trustee

(a)	evidence to their satisfaction of the destruction, loss or theft of any Note, and

(b)	such security or indemnity as may be required by them to save each of them and any agent of either of them harmless,

then, in the absence of notice to the Issuer or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

Upon the issuance of any new Note under this Section 2.12, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.12 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

NYC 719185.12	-35-

2.13  Temporary Notes

Pending the preparation of Notes in definitive form, the Issuer may execute and the Trustee shall, upon written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer.  Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in definitive form.  Without unreasonable delay, the Issuer will execute and deliver to the Trustee Notes in definitive form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Notes in global form) may be surrendered in exchange therefor and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in definitive form.  Such exchange shall be made by the Issuer at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in definitive form authenticated and delivered hereunder.

2.14  Cancellation

All securities surrendered for payment, redemption, purchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Notes so delivered shall be canceled promptly by the Trustee, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  Upon written instructions of the Issuer, the Trustee shall destroy canceled Notes and, after such destruction, shall deliver a certificate of such destruction to the Issuer.  If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless the same are delivered to the Trustee for cancellation.

2.15  Common Code, CUSIP and ISIN Numbers

The Issuer in issuing the Notes shall use “Common Code,” “CUSIP” and/or “ISIN” numbers (if then generally in use), and the Trustee shall use Common Code, CUSIP and/or ISIN numbers, as applicable, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Trustee of any change in the Common Code, CUSIP and/or ISIN numbers.

3.  SATISFACTION AND DISCHARGE

3.1  Satisfaction and Discharge of Indenture

When:

(a)
(i) all Notes previously authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not previously canceled have been delivered to the Trustee for cancellation or (ii) all the securities not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and

NYC 719185.12	-36-

(b)
the Issuer shall deposit with the Trustee, in trust, cash in U.S. Dollars which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on the Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient to pay principal of or interest (including Supplemental Interest, if any) on all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal or interest (including Supplemental Interest, if any) are due to such date of maturity or redemption, as the case may be, and

(c)	the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer,

then this Indenture shall cease to be of further effect (except as to: (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest (including Supplemental Interest, if any) on the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel as provided in Section 12.4 hereof and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Issuer shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 hereof and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

3.2  Deposited Monies To Be Held in Trust

Subject to Section 3.3 hereof, all monies deposited with the Trustee pursuant to Section 3.1 hereof shall be held in trust and applied by it to the payment either directly or through the Paying and Conversion Agent (including the Issuer if acting as its own Paying and Conversion Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Supplemental Interest, if any).  All monies deposited with the Trustee pursuant to Section 3.1 hereof (and held by it or the Paying and Conversion Agent) for the payment of Notes subsequently converted shall be returned to the Issuer upon request of the Issuer.

NYC 719185.12	-37-

3.3  Return of Unclaimed Monies

The Trustee and the Paying and Conversion Agent shall pay to the Issuer any money held by them for the payment of principal or interest (including Supplemental Interest, if any) that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying and Conversion Agent with respect to such money shall cease.

4.  DEFAULTS AND REMEDIES

4.1  Events of Default

An “Event of Default” with respect to the Notes occurs when any of the following events occurs:

(a)
the Issuer fails to pay any principal amount due in respect of the Notes within 3 New York Business Days of the due date for payment thereof or fails to pay any amount of interest (including Supplemental Interest, if any) or premium due in respect of the Notes within 7 New York Business Days of the due date for payment thereof;

(b)
the Issuer defaults in the performance or observance of any of its other obligations (other than Section 9.23 hereof) under or in respect of the Notes or this Indenture and such default remains unremedied for 30 days after the date on which the Trustee gives written notice thereof to the Issuer;

(c)	(i) any Indebtedness of the Issuer or any of its Material Subsidiaries is notpaid when due or (as the case may be) within any originally applicablegrace period;

(ii)
any such Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of the Issuer or (as the case may be) the relevant Material Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii)
the Issuer or any of its Material Subsidiaries fails to pay any amount payable by it under any guarantee of any Indebtedness when due or (as the case may be) within any originally applicable grace period;

provided that the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any guarantee referred to in sub-paragraph (iii) above in the aggregate exceeds U.S. $5,000,000 (or its equivalent in any other currency or currencies as determined by the Trustee);

NYC 719185.12	-38-

(d)
one or more judgment(s) or order(s) for the payment of any amount is rendered against the Issuer or any of its Material Subsidiaries and continue(s) unsatisfied and unstayed for a period of thirty (30) days after the date(s) thereof or, if later, the date therein specified for payment; provided, that the amount which is the subject of any such judgment(s) or order(s) in the aggregate exceeds U.S. $5,000,000 (or its equivalent in any other currency or currencies as determined by the Trustee);

(e)
a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries; or

(f)	(i)	the Issuer or any of its Material Subsidiaries is declared insolvent or is declared unable to pay its debts as they fall due,

(ii)
an administrator or liquidator of the Issuer or any of its Material Subsidiaries or the whole or any substantial part of the undertaking, assets and revenues of the Issuer or any of its Material Subsidiaries is appointed,

(iii)
the Issuer or any of its Material Subsidiaries files any legal action with any court or other governmental authority for a reduction, reorganization or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its Indebtedness or any Guarantee of any Indebtedness given by it; or

(iv)
without prejudice to Section 9.6 hereof, the Issuer or any of its Material Subsidiaries ceases or publicly announces its intention to cease to carry on all or any substantial part of its business (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, merger, reorganization or restructuring whilst solvent);

(g)
an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Material Subsidiaries (otherwise than, in the case of a Material Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, merger, reorganization or restructuring whilst solvent);

(h)	any event occurs which under the laws of the state of Nevada or the United States has an analogous effect to any of the events referred to in paragraphs (d) to (g) above;

NYC 719185.12	-39-

(i)
any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the Issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Notes or this Indenture, (ii) to ensure that those obligations are legal, valid, binding and enforceable and (iii) to make the Notes and this Indenture admissible in evidence in the courts of the state of Utah and of the United States is not taken, fulfilled or done; or

(j)	it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or this Indenture.

4.2  Acceleration of Maturity; Rescission and Annulment

(a)
If an Event of Default occurs (other than an Event of Default specified in Section 4.1(e), (f), (g) or (other than with respect to an underlying event referred to in Section 4.1(d) hereof)(h) hereof), then the Trustee may and, if so requested in writing by Holders of at least one quarter of the aggregate principal amount of the Outstanding Notes or if so directed by an Extraordinary Resolution, shall, provided that it has been indemnified and/or prefunded and/or secured to its satisfaction, give written notice to the Issuer declaring the Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with (i) the amount of Event of Default Premium in respect of such Notes and (ii) accrued but unpaid interest (including Supplemental Interest, if any) without further action or formality.

(b)
If an Event of Default specified in Section 4.1(e), (f), (g) or (other than with respect to an underlying event referred to in Section 4.1(d) hereof) (h) hereof occurs, all unpaid principal of, Event of Default Premium and accrued but unpaid interest (including Supplemental Interest, if any) on the Outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or the Holders.

(c)	The Majority Holders by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(i)	all existing Events of Default, other than the nonpayment of principal of or interest on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived, and

(ii)	the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

4.3  [RESERVED]

4.4  Other Remedies

If an Event of Default with respect to Outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.

In addition to and without limitation of the foregoing, if any Holder timely exercises its option pursuant to paragraph (c) of Section 10.3 hereof and the Issuer is unable to or otherwise fails to redeem any Note on the relevant Put Date in accordance with Section 10.3 hereof, the Issuer shall appoint an independent investment bank, approved by the Majority Holders (in their sole discretion), to advise the Issuer and the Noteholders on the sale of the Issuer.

NYC 719185.12	-40-

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.

4.5  Waiver of Past Defaults

The Holders, either (i) through the written consent of the Majority Holders or (ii) by Extraordinary Resolution may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(a)
in the payment of the principal of or interest (including Supplemental Interest, if any) on any Note (provided, however, that subject to Section 4.2 hereof, the Majority Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(b)	in respect of the right to convert any Note in accordance with Article 11 hereof; or

(c)	in respect of a covenant or provision hereof which, under Section 7.1 hereof, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

4.6  Control by Majority

The Holders, either (i) through the written consent of the Majority Holders or (ii) by Extraordinary Resolution, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that:

(a)	conflicts with any law or with this Indenture,

(b)	the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(c)	may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that the Trustee shall not be required to take any action unless it has been given indemnity and/or security satisfactory to it.

NYC 719185.12	-41-

4.7  Limitation on Suit

No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(a)	such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b)	the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(c)	such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(d)	the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(e)
during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Majority Holders (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

4.8  Unconditional Rights of Holders to Receive Payment and to Convert

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including Supplemental Interest, if any) on such Note on the respective due dates expressed in such Note and to convert such Note in accordance with Article 11, and to bring suit for the enforcement of any such payment on or after such respective dates and right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

4.9  Collection of Indebtedness and Suits for Enforcement by the Trustee

The Issuer covenants that if:

(a)
a Default or Event of Default occurs in the payment of any interest (including Supplemental Interest, if any) on any Note when such interest (including Supplemental Interest, if any) becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

(b)	a Default or Event of Default occurs in the payment of the principal of any Note at the date on which the principal of such Note becomes due and payable as therein or herein provided,

NYC 719185.12	-42-

the Issuer shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Notes for principal, Event of Default Premium and interest (including Supplemental Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and Event of Default Premium at the Rate of Interest, and Event of Default Premium (if any) and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

4.10  Trustee May File Proofs of Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer (or any other obligor upon the Notes) or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, Event of Default Premium or interest (including Supplemental Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal, Event of Default Premium and interest (including Supplemental Interest, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8 hereof.

NYC 719185.12	-43-

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

4.11  Restoration of Rights and Remedies

If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

4.12  Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.12 hereof, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

4.13  Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article 4 or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

4.14  Application of Money Collected

Any money and property collected by the Trustee pursuant to this Article 4 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal, Event of Default Premium or interest (including Supplemental Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:                      To the payment of all amounts due the Trustee (including any reasonable amounts due to its agents and the reasonable fees and costs of the Trustee’s counsel);

SECOND:                 To the payment of the amounts then due and unpaid for principal of, Event of Default Premium in respect of and interest (including Supplemental Interest, if any) on the Notes in respect of which, or for the benefit of which, such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, Event of Default Premium and interest (including Supplemental Interest, if any), respectively; and

NYC 719185.12	-44-

THIRD:                      Any remaining amounts shall be repaid to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.14.

4.15  Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 4.15 shall not apply to any suit instituted by the Issuer, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of, Event of Default Premium in respect of and interest (including Supplemental Interest, if any) on any Note on or after the respective due dates expressed in such Note or for the enforcement of the right to convert any Note in accordance with Article 11.

4.16  Waiver of Stay or Extension Laws

The  Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law or otherwise, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.  THE TRUSTEE

5.1  Certain Duties and Responsibilities

(a)	Except during the continuance of an Event of Default,

(i)
The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

NYC 719185.12	-45-

(ii)
In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

(b)
In case an Event of Default for which a Responsible Officer of the Trustee has received written notice has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(ii)	The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)
The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Majority Holders (or such lesser amount as shall have acted at a Meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)
Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

(e)
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

(f)
The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Issuer.  Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

NYC 719185.12	-46-

(g)
The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document.  Notwithstanding anything in this Section 5.1(g) to the contrary, the Trustee, in its discretion, may or, at the direction of the Majority Holders, shall make such further inquiry or investigation into such facts or matters as the Trustee may see fit or as directed by the Majority Holders.  If the Trustee shall determine or is directed to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)
The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default or the obligation of the Issuer to pay Supplemental Interest unless written notice of any event which is in fact a Default is received by a Responsible Officer of the Trustee pursuant to Section 12.2 hereof, and such notice references the Notes and this Indenture.

5.2  Certain Rights of Trustee

Subject to the provisions of Section 5.1 hereof and subject to Sections 315(a) through (d) of the TIA:

(a)	The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)
Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)	The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)
The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes negligence.

(e)
The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

NYC 719185.12	-47-

(f)
Notwithstanding anything contained in this Indenture, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Indenture (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Indenture (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Indenture.

(g)	Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(h)	The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(i)	The Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any future law applicable to it by any governmental or regulatory authority.

(j)
The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

(k)
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

NYC 719185.12	-48-

(l)
Whether or not expressly provided in any other provision herein, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified and all other rights provided in Section 5.8 hereof, this Section 5.2 are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Transfer Agent, Paying and Conversion Agent, Registrar, custodian and other person employed to act hereunder.

(m)
Under no circumstances will the Trustee be liable to the Issuer for any consequential loss (being loss of business, goodwill, opportunity or profit), even if advised of the possibility of such loss or damage and

(n)
Upon request of the Trustee, but without an affirmative duty on the Trustee to do so, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

5.3  Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign.  Any agent may do the same with like rights and duties.  The Trustee is also subject to Sections 5.11 and 5.12 hereof.

5.4  Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Issuer.

5.5  Trustee’s Disclaimer

The recitals contained herein and in the Notes (except for those in the certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

5.6  Notice of Defaults

Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 12.2 hereof, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or interest (including Supplemental Interest, if any), or in the payment of any redemption or purchase obligation, on any Note, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

NYC 719185.12	-49-

5.7  Reports by Trustee to Holders

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.  The Issuer shall promptly notify the Trustee when the Notes become listed on any stock exchange.

5.8  Compensation and Indemnification

The Issuer shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it or on its behalf in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith.  The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Indenture.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1 hereof, the expenses (including the reasonable charges and expenses of its counsel and of all agents of it) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.  The Issuer also shall indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons.  The obligations of the Issuer under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.  Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby subordinated to such senior claim.  “Trustee” for purposes of this Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee and/or Agent for purposes of this Section 5.8.

NYC 719185.12	-50-

5.9  Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.9.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Issuer in writing.  The Holders, either (i) through the written consent of the Majority Holders or (ii) by Extraordinary Resolution, may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer must remove the Trustee if:

(a)	the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

(b)	the Trustee becomes incapable of acting;

(c)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

(d)	a Custodian or public officer takes charge of the Trustee or its property.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.  Within one year after the successor Trustee takes office, the Majority Holders may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11 hereof.

If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The Issuer shall mail a notice of the successor Trustee’s succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.  Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Issuer’s obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

5.10  Successor Trustee by Merger, Etc.

Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Notes.

NYC 719185.12	-51-

5.11  Corporate Trustee Required; Eligibility

The Trustee shall at all times satisfy the requirements of Sections 310(a)(1), (2) and (5) of the TIA.  The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have) a combined capital and surplus of at least U.S. $100,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee is subject to Section 310(b) of the TIA.

5.12  Collection of Claims Against the Issuer

The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

6.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

6.1  Merger; Sale of Assets

In the event of any:

(a)
consolidation, amalgamation, statutory arrangement, merger or binding share exchange of the Issuer with any other corporation (other than a consolidation, amalgamation or merger in which the Issuer is the continuing corporation); or

(b)	sale or transfer of all or substantially all of the assets of the Issuer,

the Issuer shall immediately notify the Noteholders and the Trustee of such event and use all reasonable endeavors to cause the entity resulting from such consolidation, amalgamation or merger or the entity which shall have acquired such assets, as the case may be, to execute an indenture supplemental to this Indenture providing that the Holder of each Note then Outstanding shall have the right (during the Conversion Period) to convert such Note into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares into which such Note would have been converted had the relevant Conversion Date fallen immediately prior to such consolidation, amalgamation, merger, sale or transfer.

6.2  Other Adjustments

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Indenture.  The undertaking contained in this Section 6.2 is without prejudice to the provisions of Section 11.5 hereof and shall apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

NYC 719185.12	-52-

6.3  Notice

Promptly upon execution and delivery of such supplemental indenture the Issuer shall give notice to the Trustee and to the Noteholders in accordance with Section 12.2 hereof stating the consideration into which the Notes will be convertible after the execution and delivery of such supplemental indenture.

7.  AMENDMENTS, SUPPLEMENTS AND WAIVERS

7.1  Modifications

(a)
The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer in making any modification (other than in respect of Reserved Matters and subject to paragraph (c) below) to this Indenture or the Notes (i) which in the opinion of the Trustee it may be proper to make; provided, that the Trustee is of the opinion that such modification will not be prejudicial to the interests of the Noteholders; (ii) if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error; (iii) required by Article 6 or Section 9.22 hereof; (iv) to comply with the requirements of the SEC or to effect or maintain the qualification of this Indenture under the TIA; (v) to make any changes or modifications to this Indenture necessary in connection with the registration of the Notes or the Shares issuable upon conversion of the Notes under the Securities Act as contemplated by the Investors Rights Agreement; (vi) to make provision for the establishment of a book-entry system in which Holders would have the option to participate for the clearance and settlement of transactions in Notes originally issued in definitive form or (vii) to make any change that would provide any additional rights or benefits to the Holders; provided that, in the case of clauses (v) through (vii), such modification does not adversely affect the interests of the Holders in any material respect.  Any such modification shall be binding on the Noteholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with Section 12.2 hereof.

(b)
Except as provided in paragraph (c) below and subject as otherwise provided herein, this Indenture or the Notes may be amended or supplemented, and non-compliance by the Issuer, in any particular instance with any provision of this Indenture or the Notes may be waived, in each case, by Extraordinary Resolution.

(c)
Without the written consent of each Holder of Notes affected thereby, an amendment or waiver of this Indenture or the Notes may not (i) change any date fixed for payment of principal or interest in respect of the Notes; (ii) reduce the amount of principal or interest payable on any date in respect of the Notes; (iii) alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment; (iv) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Note; (v) adversely affect the right to convert any Note as provided in Article 11 hereof; (vi) waive an existing Default or Event of Default (A) in the payment of the principal of or interest (including Supplemental Interest, if any) on any Note (subject to the proviso set forth in Section 4.5(a) hereof), (B) in respect of the right to convert any Note in accordance with Article 11 hereof or (C) in respect of a covenant or provision under this Indenture which, under this Section 7.1, cannot be modified or amended without the consent of the Holder of each Outstanding Note affected or (vii) modify any of the provisions of this paragraph (c).

NYC 719185.12	-53-

(d)	The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

7.2  Compliance with Trust Indenture Act

Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

7.3  Notation on or Exchange of Notes

If an amendment, supplement or waiver changes the terms of a Note:

(a)
the Trustee may require the Holder of a Note to deliver such Note to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or

(b)	if the Issuer or the Trustee so determines, the Issuer, in exchange for the Note, shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

7.4  Trustee to Sign Amendment, Etc.

The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it.  In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

NYC 719185.12	-54-

8.  MEETING OF HOLDERS OF NOTES

8.1  Issue of Block Voting Instructions and Forms of Proxy

The Holder of a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in the Register not later than 48 Hours before the time fixed for the relevant Meeting.  The Holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 Hours before the time fixed for the relevant Meeting.  Any Holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar.  A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

8.2  Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption.  The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the Holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

8.3  Convening of Meeting

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the Outstanding Notes.  Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

8.4  Notice

At least thirty (30) days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to (a) the Noteholders and the Paying and Conversion Agents and the Registrar (with a copy to the Issuer) for a Meeting convened by the Trustee or (b) the Trustee for a Meeting convened by the Issuer.  The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text, and shall state that Notes may be blocked in the Register for the purposes of appointing Proxies under Block Voting Instructions until 48 Hours before the time fixed for the Meeting, and that a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 Hours before the time fixed for the Meeting.

NYC 719185.12	-55-

8.5  Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman.  The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.6  Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the Outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the Outstanding Notes is represented by a single Note Certificate, a single Voter appointed in relation thereto or being the Holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

8.7  Adjournment for Want of Quorum

If within fifteen (15) minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)
in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than fourteen (14) days and not more than forty-two (42) days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

8.8  Adjourned Meeting

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

8.9  Notice Following Adjournment

Section 8.4 hereof shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	ten (10) days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

NYC 719185.12	-56-

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

8.10  Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Trustee;

(c)	the financial advisers of the Issuer and the Trustee;

(d)	the legal counsel to the Issuer and the Trustee and such advisers;

(e)	the Registrar; and

(f)	any other person approved by the Meeting or the Trustee.

8.11  Show of Hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands.  Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.  Where there is only one Voter, this Section 8.11 shall not apply and the resolution will immediately be decided by means of a poll.

8.12  Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the Outstanding Notes.  The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

8.13  Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each U.S. $100,000 in aggregate face amount of the Outstanding Note(s) represented or held by him.

NYC 719185.12	-57-

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.  In the case of a voting tie the Chairman shall have a casting vote.

8.14  Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked; provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 24 Hours before the time fixed for the relevant Meeting.  Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

8.15  Powers

Subject to Section 7.1(c) hereof, a Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)
to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Indenture or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

(d)
subject to Section 4.5 hereof, to waive any breach or authorize any proposed breach by the Issuer of its obligations under or in respect of this Indenture or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(e)	subject to Section 5.9 hereof, to remove any Trustee;

(f)	subject to Section 5.9 hereof, to approve the appointment of a new Trustee;

(g)
to authorize the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Indenture or the Notes;

NYC 719185.12	-58-

(i)	to give any other authorization, approval or waiver which under this Indenture or the Notes is required or permitted to be given by Extraordinary Resolution; and

(j)
to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

8.16  Extraordinary Resolution Binds all Holders

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly.  Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying and Conversion Agents and the Registrar (with a copy to the Issuer and the Trustee) within 14 days after the conclusion of the Meeting.

8.17  Minutes

Minutes of all resolutions and proceedings at each Meeting shall be made.  The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein.  Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarized and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

8.18  Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

8.19  Further Regulations

Subject to all other provisions contained in this Indenture, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

9.  COVENANTS

The Issuer hereby covenants with the Trustee as follows:

9.1  Covenant to Repay

The Issuer covenants with the Trustee that it will, as and when the Notes or any of them become due to be redeemed or any principal on the Notes or any of them becomes due to be repaid in accordance with this Indenture, unconditionally pay or procure to be paid to or to the order of the Trustee in U.S. Dollars in New York City in same day freely transferable funds the principal amount of the Notes or any of them becoming due for redemption or repayment on that date and shall (subject to the provisions of this Indenture), until all such payments (both before and after judgment or other order) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in this Indenture interest on the principal amount of the Notes or any of them Outstanding from time to time as set out in this Indenture; provided that:

NYC 719185.12	-59-

(a)
every payment of principal or interest in respect of the Notes or any of them made to the Paying and Conversion Agent in the manner provided in this Indenture shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Section 9.1 except to the extent that there is default in the subsequent payment thereof to the Noteholders in accordance with this Indenture;

(b)
if any payment of principal or interest in respect of the Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount of such principal or interest is paid to the Noteholders or, if earlier, the seventh day after notice has been given to the Noteholders in accordance with this Indenture that the full amount has been received by the Paying and Conversion Agent or the Trustee except, in the case of payment to the Paying and Conversion Agent, to the extent that there is failure in the subsequent payment to the Noteholders under this Indenture; and

(c)
in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation (if so provided for in this Indenture) of the Note Certificate, interest shall accrue on the whole or such part of such principal amount from the date of such withholding or refusal until the date either on which such principal amount due is paid to the Noteholders or, if earlier, the seventh day after which notice is given to the Noteholders in accordance with this Indenture that the full amount payable in respect of the said principal amount is available for collection by the Noteholders provided that on further due presentation thereof (if so provided for in this Indenture) such payment is in fact made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders.

9.2  Limitation on Indebtedness, Dividends and Investments

(a)
The Issuer shall not, and shall procure that none of its Subsidiaries will, create, incur, permit to exist or have outstanding any Indebtedness, except any Permitted Indebtedness and any Indebtedness (i) for which no interest or principal portion is due and payable until after the payment in full of principal of, premium, if any, and interest (including Supplemental Interest, if any) on all Outstanding Notes and (ii) which is otherwise subordinated to the obligations of the Issuer under this Indenture, including the payment of principal and interest (including Supplemental Interest and Event of Default Premium, if any) in respect of each Note.

(b)
The Issuer shall not declare or pay any Dividend, or set aside any sum for any such purpose, including, for the avoidance of doubt, any indemnity payments to its Shareholders in their capacities as Shareholders.

NYC 719185.12	-60-

(c)
Except as set forth on Schedule 9.2(c) to this Indenture, the Issuer shall not, directly or indirectly, make, or suffer to exist, any investment of any kind in any Person, including by means of purchase of equity shares or Indebtedness, capital contribution, loan, advance or guarantee, or any acquisition of all or part of the business or assets of any Person or any commitment or option to make any such investment.

9.3  Limitation of Capital Expenditures

The parties acknowledge that the Purchaser has required the Issuer to enter into specific contractual restrictions regarding capital expenditures with respect to the Issuer and Emir Oil.  Pursuant to Section 8.1(b)(xvii) of the PIP Agreement, without the prior written consent of the Purchaser, neither the Issuer nor Emir Oil may (A) prior to the approval of the Approved Budget (as defined in the PIP Agreement to mean an operating budget for Emir Oil, for the period from April 1, 2011 through March 31, 2012, as mutually agreed upon by the Issuer and the Purchaser, which shall provide for a capital expenditures budget on a quarterly basis), authorize, or make any commitment with respect to, any capital expenditures exceeding $1,000,000 in the aggregate for the period from February 14, 2011 through March 31, 2011 or during any quarterly period thereafter, except with respect to the completion of the work in progress on the Dolinnoe-6 and Kariman 11 wells, and (B) following the approval of the Approved Budget, authorize, or make any commitment with respect to, any capital expenditures not provided for in the Approved Budget.  Promptly following the approval of the Approved Budget, the Issuer shall give notice to the Noteholders that such budget has been approved, and shall provide a copy of such budget to the Noteholders within five (5) Business Days following the approval thereof.

The Issuer shall (for the benefit of the Trustee and the Noteholders):  (a) comply, and cause Emir Oil to comply, with the capital expenditures restriction under the PIP Agreement to the same extent as if such restrictions were set forth fully herein; (b) in the development, discussion and approval of the Approved Budget (as defined in the PIP Agreement) with the Purchaser, undertake to limit its and Emir Oil's capital expenditure commitments to (i) preserve its ability to continue servicing the interest on the Notes, as required hereunder, and preserve the relative credit position of the Noteholders with respect to the consolidated assets of the Issuer, (ii) amounts no greater than what are reasonably necessary to preserve its business operations (including, with respect to the completion of the work in progress on the Dolinnoe-6 and Kariman 11 wells), to satisfy working capital requirements and to comply with contractual and regulatory obligations, including under applicable governmental license or production contracts, and (iii) amounts no greater than what are required by the Purchaser; and (c) in the event the PIP Agreement is Terminated, undertake to limit its and Emir Oil's capital expenditure commitments to (1) preserve its ability to continue servicing the interest on the Notes, as required hereunder, and preserve the relative credit position of the Noteholders with respect to the consolidated assets of the Issuer, (2) amounts no greater than what are reasonably necessary to preserve its business operations, to satisfy working capital requirements and to comply with contractual and regulatory obligations, including under applicable governmental license or production contracts, and (3) in any event not in excess of the amounts provided in the Approved Budget, and furthermore the Issuer shall, within fifteen (15) Business Days following such termination, establish and implement a budget for its and Emir Oil's capital expenditures, working capital and other costs and expenses, consistent with the principles set forth in the foregoing sub-clauses (1), (2) and (3) of this clause (C), that has been approved by the independent directors of the Issuer and that extends through the Maturity Date, with which the Issuer shall comply, and shall cause Emir Oil to comply.  The Issuer shall provide a copy of the budget described in clause (c) hereof to the Noteholders within five (5) Business Days following the approval thereof by the independent directors.

NYC 719185.12	-61-

9.4  Additional Subsidiaries; Issuance of Equity; Negative Pledge

So long as any Note remains Outstanding, the Issuer shall not, and shall procure that none of its Subsidiaries will, create or permit any of the following:

(a)	the existence of any Subsidiary other than, in the case of the Issuer, Emir Oil;

(b)
the issuance of any membership or other equity interests, or any right or option to acquire any membership or other equity interests, or any security convertible into any membership or other equity interests, in Emir Oil or any other Subsidiary of the Issuer; or

(c)	the existence of any Security Interest, other than Permitted Liens, upon or with respect to the following:

(i)	all or any portion of the assets of the Issuer or Emir Oil;

(ii)	all or any portion of any intercompany receivables or payables between the Issuer and any of its Subsidiaries;

(iii)	all or any of the membership interest, or any other equity interests, in Emir Oil held by the Issuer or any of its Subsidiaries;

(iv)	all or any of the Operation Licenses of Emir Oil or any of its Subsidiaries or Affiliates; or

(v)	the whole or any party of their respective present or future undertaking or revenues (including uncalled capital),

in each case, whether now owned or hereafter acquired.

9.5  Change of Business

The Issuer shall not (whether by means of disposals of all or part of its assets or operations or otherwise) make a substantial change to the general nature of the business of the Issuer from that of hydrocarbons exploration and production, being the business carried on by the Issuer at the Restatement Date; provided, however, that the Issuer may enter into and close the PIP Transaction, so long as the redemption described in Section 10.2 is timely completed after the closing of the PIP Transaction.

NYC 719185.12	-62-

9.6  Disposal of Assets

Without prejudice to Section 9.5 hereof, the Issuer shall not, and shall procure that none of its Subsidiaries will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of more than 20% of (i) its rights in any of the Exploration Fields as at the Restatement Date or (ii) any ownership interest that it has in any company holding rights in any of the Exploration Fields as at the Restatement Date; provided, that in the case of a sale, lease, transfer or other disposition permitted under this Section 9.6, the net proceeds thereof shall be applied in full to the payment of outstanding principal of the Notes, concurrently with and as a condition to any such disposition; provided, further, that the Issuer may enter into and close the PIP Transaction, so long as the redemption described in Section 10.2 is timely completed after the closing of the PIP Transaction.

9.7  Use of Proceeds

The Issuer shall use the proceeds of any new Indebtedness (subject to Sections 9.2 and 9.3 hereof) or the issuance of any class of equity shares (subject to Section 9.29 hereof) solely to (a) finance the core exploration and production activities of the Issuer or any of its Subsidiaries or (b) repay principal and interest (including Supplemental Interest, if any) in respect of the Notes.

9.8  Financial Statements

Notwithstanding that the Issuer may or may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall produce and send to the Trustee and to the Paying and Conversion Agent (i) as soon as practicable after their date of publication and, in the case of annual financial statements, in any event not more than 180 days after the end of each financial year, a copy of the Issuer’s Annual Report on Form 10-K, or any successor or comparable form, prepared in accordance with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, or a report containing the information that would be required to be contained therein, or required in such successor or comparable form, were the Issuer subject to an obligation to file such a report under the Exchange Act, (ii) as soon as practicable after their date of publication and in any event not more than 45 days after the end of each of the first three fiscal quarters of each financial year, each of the Issuer’s quarterly reports on Form 10-Q, or any successor or comparable form, prepared in accordance with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, or a report containing the information that would be required to be contained therein, or any successor or comparable form, were the Issuer subject to an obligation to file such a report under the Exchange Act, (iii) all other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, within 15 days after the date on which the Issuer would be required to file such information with the SEC and (iv) any other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof, and procure that the same are made available for inspection by Noteholders at the Specified Offices of the Agents (and otherwise make available to Noteholders without cost to any Noteholder) as soon as practicable thereafter; provided, that the Issuer shall be entitled to satisfy its obligation to produce and send to the Trustee and the Paying and Conversion Agent and to make available to the Noteholders copies of its Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and all other information, documents, other reports, notices, statements or circulars, by making the foregoing publicly available through an electronic filing with the SEC.

NYC 719185.12	-63-

9.9  Books of Account

The Issuer shall, (a) at all times keep and procure that all its Subsidiaries keep such books of record and account as may be necessary to (i) comply with all applicable laws and (ii) enable the financial statements of the Issuer to be prepared and (b) allow, and cause each of its Subsidiaries to allow, the Trustee, the Noteholders (upon the request of the Majority Holders) or any person appointed by any of them to act as its agent access to such books, records, accounts and premises of the Issuer and the right to make excerpts therefrom and copies and transcripts thereof, and to discuss the same with responsible officers, directors, managers, employees and independent certified public accountants of the Issuer at the sole cost and expense of the Issuer, on a quarterly basis at such reasonable times during normal business hours upon reasonable prior notice and as often as may reasonably be requested; provided, that the cost to the Issuer of such inspections and examinations of the Issuer’s books, records and accounts shall not exceed $50,000 in the aggregate, unless a Default or an Event of Default has occurred, in which event there shall be no limitation on the cost to the Issuer of any such inspection and examination.  The Issuer shall make available to the Trustee, the Noteholders and their respective agents and representatives, via telephone, the directors, officers, managers, employees and agents of the Issuer on a quarterly basis, upon reasonable prior notice and during normal business hours.

9.10  Event of Default

The Issuer shall give notice in writing to the Trustee forthwith upon becoming aware of any Event of Default or Default under this Indenture or any default in the obligations of the Issuer under the Investors Rights Agreement and, in each case, without waiting for the Trustee to take any further action.

9.11  Certificate of Compliance

The Issuer shall provide to the Trustee within ten (10) days after any request by the Trustee and at the time of the filing of the Issuer’s Annual Report on Form 10-K filed by the Issuer pursuant to the Exchange Act, and in any event not later than 180 days after the end of its financial year, an Officers’ Certificate, at least one of the signatories of which is the Issuer’s principal executive officer, principal financial officer or principal accounting officer, certifying that up to a specified date not earlier than seven (7) days prior to the date of such certificate (the “Certified Date”) the Issuer has complied with its obligations under this Indenture (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Indenture) any Event of Default or Default or other matter which would affect the Issuer’s ability to perform its obligations under this Indenture or (if such is not the case) specifying the same.

NYC 719185.12	-64-

9.12  Accounts in Relation to Material Subsidiaries

The Issuer shall ensure that such accounts are prepared as may be necessary to determine which Subsidiaries are Material Subsidiaries and prepare and deliver to the Trustee at the time of issue of every audited consolidated balance sheet of the Issuer and at any other time upon the request of the Trustee an Officers’ Certificate specifying the Material Subsidiaries at the date of such balance sheet or request.

9.13  Certificate Relating to Material Subsidiaries

The Issuer shall provide to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Material Subsidiary, an Officers’ Certificate to such effect.

9.14  Information

The Issuer shall, so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as the Trustee shall require and in such form as the Trustee shall require (including, without limitation, the certificates called for by the Trustee pursuant to Section 9.11 hereof) for the performance of its functions.

9.15  Notes Held by Issuer

The Issuer shall send to the Trustee forthwith upon being so requested in writing by the Trustee an Officers’ Certificate setting out the total number of Notes which at the date of such certificate are held by or for the benefit of the Issuer or any Affiliate of the Issuer.

9.16  Execution of Further Documents

The Issuer shall, so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Indenture.

9.17  Notification of Non-Payment

The Issuer shall use its best endeavors to procure that the Paying and Conversion Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes.

9.18  Notification of Late Payment

The Issuer shall, in the event of the unconditional payment to the Paying and Conversion Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made.

NYC 719185.12	-65-

9.19  Notification of Redemption or Repayment

The Issuer shall, not less than the number of days specified in the relevant Section of this Indenture prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to this Indenture and duly proceed to redeem or repay such Notes accordingly.

9.20  Tax or Optional Redemption

If the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Sections 10.4 and 10.5 hereof, the Issuer shall, prior to giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Sections of this Indenture.

9.21  Obligations of Agents

The Issuer shall observe and comply with its obligations and use all reasonable endeavors to procure that the Agents observe and comply with all their obligations under this Indenture and procure that the Registrar maintains the Register outside the United Kingdom at all times and notify the Trustee immediately after it becomes aware of any material breach of such obligations, or failure by an Agent to comply with such obligations, in relation to the Notes.

9.22  Change of Taxing Jurisdiction

If the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United States of America or the Republic of Kazakhstan or any political subdivision thereof or any authority therein or thereof having power to tax, immediately upon becoming aware thereof the Issuer shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a indenture supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Section 10.4 hereof with the substitution for (or, as the case may be, the addition to) the references therein to the United States of America or the Republic of Kazakhstan of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid, such indenture also to modify Section 10.4 hereof so that it shall make reference to that other or additional territory.

9.23  Listing of Shares

The Issuer shall (a) on or prior to the earlier of (i) thirty (30) days after the date on which the PIP Agreement is Terminated or (ii) November 14, 2011 (the “Filing Date”), file a registration statement with the SEC and a listing application with NYSE Amex for the Shares to be issued upon exercise of any Conversion Right; (b) use reasonable best efforts to cause such registration statement to become effective and such listing approved, as promptly as possible after the filing; and (c) the Issuer shall provide a copy of the approval or confirmation of listing (as applicable) to the Trustee within five (5) New York Business Days of receipt of the same; provided, that if the Issuer shall fail to file such registration statement or listing application on or prior to the Filing Date, or otherwise fails to use reasonable best efforts to cause such registration statement to become effective and such listing application to become approved, as promptly as possible after filing, as set forth in clause (b) above, the Issuer shall pay additional interest on the Notes at a rate equal to three percent (3%) per annum until such registration statement and listing application are filed or until the Issuer uses reasonable best efforts to cause such registration statement to become effective and such listing application to become approved in accordance with the foregoing.  The Issuer shall maintain the listing of the Shares, as set forth in this Section 9.23, on NYSE Amex in accordance with its rules for at least one (1) year following the Maturity Date.

NYC 719185.12	-66-

9.24  Authorized Signatories

Upon the execution hereof and thereafter forthwith upon any change of the same, and upon the request of the Trustee, the Issuer shall deliver to the Trustee (with a copy to the Paying and Conversion Agent) a list of the Authorized Signatories of the Issuer, together with certified specimen signatures of the same.

9.25  Payments

The Issuer shall pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder.

9.26  Notice of the End of the Conversion Period

The Issuer shall, on giving notice to redeem the Notes pursuant to Section 10.5 hereof and six weeks prior to the final expiry of the Conversion Period (assuming no earlier redemption of the Notes) give notice to the Noteholders, in accordance with this Indenture, reminding the Noteholders of the Conversion Right then arising or current and stating the then current Conversion Price.

9.27  Notice of Conversion Price Adjustment

The Issuer shall, as soon as practicable after the happening of any event as a result of which the Conversion Price will be adjusted pursuant to this Indenture, give notice to the Trustee and the Noteholders, in accordance with this Indenture, advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date.

9.28  Officers’ Certificate

The Issuer shall, upon the happening of an event as a result of which the Conversion Price will be adjusted pursuant to this Indenture, as soon as reasonably practicable deliver to the Trustee an Officers’ Certificate setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

NYC 719185.12	-67-

9.29  Restriction on New Classes of Shares

For so long as any Conversion Right remains exercisable, the Issuer shall not create or permit there to be in issue any class of equity shares carrying any rights which are more favorable than the rights attaching to the Shares with respect to voting, dividends or liquidation, where “equity shares” means any shares in the capital of the Issuer other than shares which neither as respects dividends nor as respect capital carry any right to participate beyond a specified amount in a distribution, whether in a liquidation or otherwise.

9.30  Frustration of Conversion Right

For so long as any Conversion Right remains exercisable, the Issuer shall not take any action which would have the effect, or but for the provisions of Section 11.17(c) hereof would have the effect, that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.

9.31  Capitalization of Profits or Reserves

For so long as any Conversion Right remains exercisable, the Issuer shall not issue or pay up any securities, in either case, by way of capitalization of profits or reserves, except:

(a)	where such action gives rise (or would, but for the provisions of Section 11.17 hereof, give rise) to an adjustment to the Conversion Price;

(b)	where such action constitutes a Dividend in Shares which does not give rise to an adjustment to the Conversion Price; or

(c)	by the issue of fully paid equity share capital (other than Shares) to the holders of equity share capital of the same class and other persons entitled thereto.

9.32  Reduction of Share Capital

For so long as any Conversion Right remains exercisable, the Issuer shall not reduce its issued share capital except where such reduction:

(a)	gives rise (or would, but for the provisions of Section 11.17 hereof, give rise) to an adjustment to the Conversion Price;

(b)	is pursuant to the terms of the relevant share capital; or

(c)	is by means of a purchase or redemption of share capital.

NYC 719185.12	-68-

9.33  Taxation

All payments of principal and interest in respect of the Notes by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the United States or the Republic of Kazakhstan or any political subdivision thereof or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law.  In that event the Issuer shall pay such additional amounts as will result in receipt by the Noteholders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any Note:

(a)
held by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying and Conversion Agent in a member state of the European Union; or

(b)
held by a Noteholder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note by reason of its having some connection with the United States or the Republic of Kazakhstan other than the mere holding of the Note; or

(c)
where (in the case of a payment of principal or interest on redemption) the relevant Note Certificate is surrendered for payment more than 30 days after the Relevant Date except to the extent that the relevant Noteholder would have been entitled to such additional amounts if it had surrendered the relevant Note Certificate on the last day of such period of 30 days; or

(d)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to confirm to, such Directive; or

(e)	held by or on behalf of a Noteholder who would have been able to avoid such withholding or deduction by making a declaration of non-residence or similar claim for exemption.

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (a) the constitution and issue of the Notes, (b) the initial delivery of the Notes (c) any action taken by the Trustee (or any Noteholder where permitted or required under this Indenture so to do) to enforce the provisions of the Notes or this Indenture and (d) the execution of this Indenture.  If the Trustee (or any Noteholder where permitted under this Indenture so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Indenture or any Note is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

NYC 719185.12	-69-

9.34  Resale of Certain Securities

During the period of two years after the last date of original issuance of any Notes, the Issuer shall not, and shall not permit any of its Affiliates to, resell any Notes or Shares issuable upon conversion of the Notes that constitute “restricted securities” under Rule 144 or to “U.S. persons” (as defined in Regulation S) except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom.  The Trustee shall have no responsibility or liability in respect of the Issuer’s performance of its agreement in the preceding sentence.

9.35  Change of Control Event Premium

(a)
If and whenever a Change of Control Event shall occur, the Issuer shall give a Change of Control Notice and if a Noteholder shall subsequently exercise its Conversion Right pursuant to Section 11.2 hereof so that the Conversion Date for any Notes held by such Noteholder occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, then the Issuer shall pay to such Noteholder an amount equal to U.S.$0.10 per U.S. Dollar of Notes held by the Noteholder that are to be converted on such Conversion Date (the “Change of Control Event Premium”).

(b)
Such cash payment shall be made by the Issuer within five (5) New York Business Days of the Conversion Date in respect of such Notes by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City in accordance with the instructions given in the relevant Conversion Notice.

9.36  Shares Available

For so long as any Conversion Right remains exercisable, the Issuer shall keep available for issue free from pre-emptive or other similar rights out of its authorized but unissued share capital such number of Shares as would enable such Conversion Right to be satisfied in full.

9.37  Transactions with Affiliates

Except as expressly permitted by this Indenture, and except as provided in Section 8.19 of the PIP Agreement, the Issuer shall not directly or indirectly enter into any transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate), except to the extent any of the foregoing transactions shall be entered into in the ordinary course of business, on terms no less favorable to the Issuer than the Issuer could obtain in a comparable arms’-length transaction with a Person not an Affiliate and for fair consideration; provided, however, that the Issuer shall provide the Trustee and each Holder with at least ten (10) days’ prior written notice of any transaction or series of transactions of the nature described in this Section 9.37.

NYC 719185.12	-70-

9.38  Incentive Plans

The Issuer will not, and will not permit any of its Subsidiaries to, (a) maintain any pension, profit-sharing or other “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA; (b) maintain or administer any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Issuer or any of its Subsidiaries makes, is making or is obligated to make contributions or has made or been obligated to make contributions; or (c) have any liability with respect to any matter specified in the foregoing clauses (a) and (b).  Without limiting the foregoing, the Issuer shall not, and shall not agree to, adopt, modify, amend or supplement any other incentive plan or plan providing for payments in respect of severance, “change of control” or other extraordinary events or transactions, in each case applicable to the employees, officers and directors of the Issuer or any of its Subsidiaries, until the payment of all sums payable under this Indenture by the Issuer, including, without limitation, all principal of or interest (including Supplemental Interest, if any) on all Outstanding Notes; provided, however, that nothing in this Section 9.38 shall be deemed to limit, modify or affect any agreement or plan existing as of the Restatement Date providing for payments in respect of severance, “change of control” or other extraordinary events or transactions, in each case applicable to the employees, officers and directors of the Issuer or any of its Subsidiaries, or shall be deemed to prohibit the Issuer from renewing or extending any such agreement or plan on the same terms (or terms more favorable to the Issuer) that are contained in such agreement or plan.

9.39  Maintenance of Properties

The Issuer shall, and shall cause Emir Oil to, cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in order to continue the business carried on in connection therewith as conducted on the Original Issue Date.

9.40  Investors Rights Agreement

The Issuer shall, and shall cause Emir Oil to, comply with all provisions of the Investors Rights Agreement applicable to it in connection with the appointment of a designee to the board of directors of the Issuer and the Emir Board at the times described in Article 5 of the Investors Rights Agreement, and thereafter the maintenance of a director or member, as the case may be, designated by the Noteholders in accordance with the terms thereof.

9.41  Notice of Supplemental Interest or Excess Cash Flow

The Issuer shall give notice to the Trustee and the Noteholders of (i) the amount of Supplemental Interest, if any, payable on each Interest Payment Date within three (3) Business Days after the Record Date for such Interest Payment Date and (ii) within thirty (30) days after the end of each six-month period that ends September 30 and March 31, the amount of Excess Cash Flow, if any, payable on the next succeeding Principal Payment Date, and each such notice shall include the Issuer’s calculation thereof in reasonable detail.

NYC 719185.12	-71-

9.42  Undertakings Regarding Conversion Price Reduction

Promptly following the date on which the Issuer obtains the Kazakhstan Ministry’s approval for the PIP Transaction or, if earlier, within thirty (30) days following the date on which the PIP Transaction is Terminated, the Issuer shall seek and obtain clarification from the Kazakhstan Ministry in regard to the approval requirements for the Conversion Price Reduction; provided, that the Issuer may delay seeking and obtaining any such clarification from the Kazakhstan Ministry to the extent the Issuer believes in good faith that it would adversely affect the approval granted for the PIP Transaction.  If it is confirmed that the approval of the Kazakhstan Ministry is not required to implement the Conversion Price Reduction, promptly following (and in any event within five (5) Business Days after) the later to occur of (i) the date that confirmation is provided by the Kazakhstan Ministry that no such approval is required and (ii) the approval of the Conversion Price Reduction at the Shareholder Meeting, the Issuer and the Trustee shall execute and deliver a Supplemental Indenture to effect the Conversion Price Reduction.  The Issuer shall provide notice to the Trustee if such Supplemental Indenture is not executed and delivered with the time period required pursuant to this Section 9.42.  If the Kazakhstan Ministry confirms that its approval is required for the Conversion Price Reduction, the Issuer shall promptly thereafter seek to obtain such approval.  If the Issuer has not received confirmation from the Kazakhstan Ministry whether such approval is required within thirty (30) days of the date such confirmation was first sought, the Issuer shall promptly thereafter seek to obtain such approval; provided, that the Issuer may delay seeking and obtaining any such approval to the extent the Issuer believes in good faith that confirmation from the Kazakhstan Ministry that no such approval is required will be forthcoming at the next meeting of the Kazakhstan Ministry or is otherwise imminent.

9.43  Amendment of Emir Oil’s Organizational Documents

If the PIP Transaction is Terminated for any reason, the Issuer will cause Emir Oil to amend its organizational documents within thirty (30) days following such termination to provide for a board of managers, board of directors or similar body to be the governing body of, or an advising body to, Emir Oil (the “Emir Board”), the number of members of which will be at the discretion of Emir and the Issuer.  Such amendment will also provide that the Noteholders will have the right to appoint one member to the Emir Board, which appointee will be a voting member or non-voting observer of such board in accordance with Article 5 of the Investors Rights Agreement.  The Issuer shall cause Emir Oil to appoint such member to the Emir Board as promptly as practicable but no later than thirty (30) days following such Termination; provided, that if any governmental or regulatory approvals are required for the appointment of such member to the Emir Board, the Issuer shall have such additional time as may be required to obtain such approvals so long as the Issuer is using its reasonable efforts to obtain any such approvals.

If the PIP Transaction is Terminated, the Issuer shall or shall cause each of the following to occur: (i) provide certified copies of the organizational documents of Emir Oil reflecting an organizational structure that permits Emir Oil to comply with the obligations pursuant to this Section 9.43 and Section 5.2 of the Investors Rights Agreement; (ii) provide evidence that the insurance coverage required by Sections 5.1 and 5.2 of the Investors Rights Agreement has been obtained and is in effect; and (iii) cause the voting agreement, in the form attached as Exhibit E to the Note Restructuring Agreement to be duly approved and adopted by the Issuer in accordance with the terms thereof.

9.44  Addition of Emir Oil as Party to Indenture

If the PIP Agreement is Terminated, then as promptly as practicable, but no later than ten (10) Business Days after the date of such Termination, the Issuer will cause Emir Oil to become a party to this Indenture for the limited purpose of having Emir Oil agree to perform the covenants in Sections 9.2, 9.4, 9.6, 9.7, 9.37, 9.39, 9.40 and 9.43 insofar as they cover Emir Oil.  Nothing in this Section 9.44 shall be deemed to obligate Emir Oil to become, or obligate the Issuer to cause Emir Oil to become, at any time a guarantor under this Indenture or an obligor under this Indenture for amounts due hereunder or for any other purpose other than as described above.

NYC 719185.12	-72-

10.  REDEMPTION AND PURCHASE OF NOTES

10.1  Scheduled redemption

Unless previously redeemed, converted, or purchased and cancelled, the Notes will be redeemed at a price equal to 107.2% of their outstanding principal amount on the Maturity Date, together with, if the Conversion Price Reduction has not occurred, the Put/Redemption Premium, subject as provided in Section 2.1 hereof.

10.2  Redemption in Connection with PIP Transaction

If and when the PIP Transaction is consummated, the Issuer shall redeem each Note for 100% of such Note’s outstanding principal amount, together with interest accrued to such date.

In connection with such redemption, the Issuer shall pay, or direct the Purchaser to pay, all amounts due under the Notes to the Paying and Conversion Agent contemporaneously with the consummation of the PIP Transaction, as provided in Section 2.6; provided, however, that with respect to any Note evidenced by a Note Certificate, such Note Certificate must have been deposited with the Paying and Conversion Agent prior to the payment of the amounts described above by the Paying and Conversion Agent to the Holder of such Note.

10.3  Redemption at the Option of Noteholders

Subject to the proviso below, the Issuer shall, at the option of the Holder of any Note, redeem such Note as follows:

(a)
If the Conversion Price Reduction has not occurred, on the earlier of (i) the date that is ten (10) Business Days following the date on which the approval of the Kazakhstan Ministry for the Conversion Price Reduction has been obtained or the date on which it is determined that such approval is not required or (ii) December 30, 2011, at a price equal to 104% of such Note’s principal amount, together with (A) interest accrued but unpaid to such date and (B) the Put/Redemption Premium;

(b)
on July 13, 2012 at a price equal to 102.70% of such Note’s principal amount, together with (i) interest accrued but unpaid to such date and (ii) if the Conversion Price Reduction has not occurred, the Put/Redemption Premium.

provided, that no Holder may exercise its option to redeem its Note under Section 10.3(a)(i) if on the dates specified therein, the PIP Agreement has not been Terminated.  If on the dates described in Section 10.3(a)(i), the PIP Agreement has not been Terminated, but is subsequently Terminated, then the Holder of any Note may exercise its redemption rights under Section 10.3(a)(i) within thirty (30) days after the PIP Agreement has been Terminated, and such date will be deemed the “Put Date” for such purpose.

NYC 719185.12	-73-

To exercise the option contained in Section 10.3(a), the Holder of a Note must, not more than thirty (30) days after receipt of the notice required to be delivered by the Issuer pursuant to Section 9.42 hereof, deposit with the Paying and Conversion Agent at its Specified Office a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Notes evidenced by a Note Certificate, such Note Certificate.  The Issuer shall make payment of all amounts due in respect of each Note so redeemed not later than the fifth (5th) New York Business Day after such deposit of a Put Option Notice.

To exercise the option contained in Section 10.3(b), the Holder of a Note must, not less than thirty (30) nor more than sixty (60) days before the relevant Put Date, deposit with the Paying and Conversion Agent at its Specified Office a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Notes evidenced by a Note Certificate, such Note Certificate.

The Paying and Conversion Agent with which a Note is so deposited shall deliver a duly completed receipt for such Note (a “Put Option Receipt”) to the depositing Noteholder.  No Note, once deposited with a duly completed Put Option Notice in accordance with this Section 10.3, may be withdrawn; provided, however, that if, prior to the Put Date, any such Note becomes immediately due and payable or, upon due presentation of any such Note on the Put Date, payment of the redemption moneys is improperly withheld or refused, the Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the Put Option Receipt; provided, further, that if a Change of Control Event occurs prior to the Put Date, the depositing Noteholder shall have the right to withdraw any deposited Notes against surrender of the applicable Put Option Receipt in order to convert such Note in accordance with Article 11.  For so long as any Outstanding Note is held by the Paying and Conversion Agent in accordance with this Section 10.3, the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the Holder of such Note for all purposes.  Should a Holder of any Note redeem such Note in accordance with this Section 10.3, the Issuer shall give notice to Noteholders in accordance with Section 12.2 hereof.

The Issuer shall give notice to the Trustee in accordance with Section 12.2 hereof of the Shelf Registration Statement Filing Date and the Shelf Registration Statement Effective Date as soon as practicable after each such event and, in the absence of such notice, the Shelf Registration Statement Filing Date and the Shelf Registration Statement Effective Date shall be deemed not to have occurred for the purposes of this Section 10.3.

10.4  Redemption for Tax Reasons

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 45 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable), at their principal amount, together with accrued but unpaid interest to the date fixed for redemption and (if the Conversion Price Reduction has not occurred) the Put/Redemption Premium, if:

NYC 719185.12	-74-

(a)
the Issuer has or will become obliged to pay additional amounts in excess of any payable on the Original Issue Date (the “Excess Additional Amounts”) as provided or referred to in Section 9.33 hereof as a result of any change in, or amendment to, the laws or regulations of the United States or the Republic of Kazakhstan or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the Original Issue Date; and

(b)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this Section 10.4, the Issuer shall deliver to the Trustee:

(i)
an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and

(ii)
an opinion, in form and substance satisfactory to the Trustee, of independent legal advisers of internationally recognized standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment.

The Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstances set out in (a) and (b) above without need of further enquiry and such certification and opinion (in form and substance satisfactory to the Trustee) shall be conclusive and binding on the Noteholders.

Upon the expiry of any such notice as is referred to in this Section 10.4, the Issuer shall be bound to redeem the Notes in accordance with this Section 10.4.

Notwithstanding the above, a Noteholder may elect not to accept such redemption in accordance with this Section 10.4 by giving notice to the Specified Office of the Paying and Conversion Agent within twenty (20) days from publication of the relevant notice by the Issuer.  Such Noteholder will continue to receive payments on the Notes but will not be entitled to any Excess Additional Amounts.

NYC 719185.12	-75-

10.5  Redemption at the Option of the Issuer

The Notes may be redeemed at the option of the Issuer in whole, but not in part, at 104%  or, in connection with or following the occurrence of a Change of Control Event, at 110% of their principal amount, together with accrued but unpaid interest to the date fixed for redemption and (if the Conversion Price Reduction has not occurred) the Put/Redemption Premium, if:

(a)
at any time on or after July 13, 2011; provided, that the Closing Market Price of the Shares on each of not less than 20 Exchange Business Days in any period of 30 consecutive Exchange Business Days ending not earlier than the seventh day prior to the date on which the relevant notice of redemption is given by the Issuer to the Noteholders shall have exceeded 200% of the Conversion Price in effect on such Exchange Business Day; or

(b)
at any time if prior to the date on which the relevant notice of redemption is given by the Issuer less than 10% in principal amount of the Notes originally issued (including any further notes consolidated and forming a single series with the Notes at such date) remain Outstanding.

In order to exercise such option the Issuer shall give not less than thirty (30) nor more than sixty (60) days’ notice to the Trustee and the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes on the date for redemption specified in such notice).  Such notice shall specify (i) the date when the relevant redemption will take place and (ii) the last day on which Conversion Rights may be exercised by a Noteholder.  Should the Issuer redeem the Notes in accordance with this Section 10.5, the Issuer shall give notice to Noteholders in accordance with Section 12.2 hereof.

10.6  Redemption at the Option of Noteholders following a Change of Control

The Issuer shall, at the option of the Holder of any Note, redeem such Note on a Change of Control Put Date at a price equal to 110% of its principal amount together with (i) interest accrued but unpaid to such date and (ii) if the Conversion Price Reduction has not occurred, the Put/Redemption Premium.  In order to exercise the option contained in this Section 10.6, the Holder of a Note must, during the Put Option Period, deposit with the Paying and Conversion Agent a duly completed Put Option Notice and, in the case of a Put Option Notice relating to Notes evidenced by a Note Certificate, such Note Certificate.  The Paying and Conversion Agent with which a Note is so deposited shall deliver a Put Option Receipt to the depositing Noteholder.  No Note, once deposited with a duly completed Put Option Notice in accordance with this Section 10.6, may be withdrawn; provided, however, that if, prior to a Change of Control, any such Note becomes immediately due and payable or, upon due presentation of any such Note on a Change of Control Put Date, payment of the redemption moneys is improperly withheld or refused, the Paying and Conversion Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the Put Option Receipt.  For so long as any Outstanding Note is held by the Paying and Conversion Agent in accordance with this Section 10.6, the depositor of such Note and not such Paying and Conversion Agent shall be deemed to be the Holder of such Note for all purposes.

NYC 719185.12	-76-

10.7  No Other Redemption

The Issuer shall not be entitled to redeem the Notes otherwise than as provided in Section 10.1, Section 10.2, Section 10.3, Section 10.4, Section 10.5 and Section 10.6 hereof.

10.8  Purchase

Neither the Issuer nor any of its Affiliates may purchase any Notes in the period of 15 days before any date fixed for redemption of the Notes.  Subject thereto, the Issuer or any of its Affiliates may at any time purchase Notes in the open market or otherwise and at any price.

10.9  Cancellation

All Notes so redeemed or purchased by the Issuer or any of its Affiliates, and all Notes which are converted, shall be cancelled and may not be reissued or resold.

10.10  Conversion in Lieu of Redemption

In the event that a Change of Control Event occurs after the date the Issuer has provided notice of redemption pursuant to Section 10.5 or 10.6, but prior to the date of redemption, each Noteholder shall be entitled to elect to convert its Notes in accordance with Article 11 in lieu of the Issuer redeeming such Notes.  Each Noteholder shall be given a period of not less than five (5) Business Days after receipt of the applicable Change of Control Event Notice in order to make such election, and the corresponding redemption date shall be extended as necessary to permit such election period.

11.  CONVERSION OF NOTES

11.1  Conversion Right and Conversion Price

(a)	Conversion Right

The Holder of each Note has the right to convert such Note into fully-paid Shares at any time during the Conversion Period.

(b)	Conversion Period

The “Conversion Period” in respect of any Note shall be the period beginning on the Original Issue Date and ending on the date on which the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer, including, without limitation, all principal of or interest (including Supplemental Interest, if any) on all Outstanding Notes.

Conversion Rights are not exercisable in respect of any Note deposited for redemption under Section 10.2 or Section 10.5 of the Indenture.

NYC 719185.12	-77-

(c)	Conversion Ratio

The number of Shares to be issued upon exercise of the Conversion Right attaching to any Note shall be determined by dividing the principal amount of the Note by the Conversion Price in effect on the Conversion Date.

(d)	Conversion Price

The Conversion Price in effect on the Original Issue Date is U.S. $7.2094 per Share.  The Conversion Price in effect on any subsequent date shall be the Conversion Price in effect on the Original Issue Date subject to any subsequent adjustment in accordance with this Indenture and the expression “Conversion Price” shall be construed accordingly.  Notwithstanding any provision of this Indenture which permits or requires an adjustment of the Conversion Price, no adjustment of the Conversion Price shall be made that would reduce the adjusted Conversion Price to a price that is less than the Minimum Conversion Price.  Any such adjustment will result in the Conversion Price being set at the Minimum Conversion Price.

(e)	No Shares Set Aside

Conversion Rights are not exercisable in respect of any specific Shares and no Shares have been or will be charged, placed in custody or otherwise set aside to secure or satisfy the obligations of the Issuer in respect of the Conversion Rights.

(f)	Fractions of a Share

Fractions of a Share will not be issued on conversion.  However, if more than one Note is to be converted at any one time by the same Noteholder such that the Shares to be issued upon conversion thereof are to be registered in the same name, the number of Shares which shall be issued upon conversion thereof shall be calculated on the basis of the aggregate principal amount of the Notes so to be converted.  If a fraction of a Share would otherwise fall to be issued upon conversion, the Issuer shall make or procure that there is made, on or before the seventh London Business Day after the relevant Conversion Date, a cash payment equal to such fraction of the Current Market Price per Share as at the relevant Conversion Date by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City in accordance with instructions given in the relevant Conversion Notice.

11.2  Procedure for Conversion

(a)	Deposit of Note

To exercise the Conversion Right attaching to any Note, the Noteholder must:

(i)
complete, execute and deposit at the Noteholder’s own expense during normal business hours on any Business Day (in the place where the Conversion Notice in respect of the Note is deposited) during the Conversion Period at the Specified Office of the Paying and Conversion Agent a Conversion Notice (in duplicate);

NYC 719185.12	-78-

(ii)
in the case of a Conversion Notice relating to Notes evidenced by a Note Certificate, at the same time deposit the relevant Note Certificate at the Specified Office of the same Paying and Conversion Agent; and

(iii)	pay to the Issuer (or to such person as the Issuer may direct) any applicable Conversion Expenses.

A Conversion Notice once deposited shall not be withdrawn without the consent in writing of the Issuer.

(b)	Conversion Expenses

The Issuer will pay all stamp, issue, registration or other similar taxes and duties (if any) arising in the United States on the issue of Shares on conversion of the Notes, their transfer and delivery to or to the order of the converting Noteholder (subject as provided in Section 11.3 hereof), any expenses of obtaining a listing for such Shares on the NYSE Amex and all charges of the Paying and Conversion Agents in connection therewith.  Subject thereto, as conditions precedent to conversion, the Noteholder must pay to the Issuer (or to such person as the Issuer may direct) all stamp, issue, registration or other similar taxes and duties (if any) (“Conversion Expenses”) arising on conversion which may be payable:

(i)	in the country in which the Specified Office of the Paying and Conversion Agent is located (if not the United States); and

(ii)	in any other jurisdiction,

as a result of the issue, transfer or delivery of Shares or any other property or cash upon conversion to or to the order of the converting Noteholder.

(c)	U.S. Certification

Upon exercising the Conversion Right attaching to any Note prior to the earlier of: (i) the date that is two years after the original issuance date of such Note and (ii) the date that such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which was effective at the time of such sale), the Noteholder shall be required to represent and agree in the Conversion Notice that at the time of execution and deposit of such Conversion Notice neither it nor any person who has the beneficial interest in that Note is in the United States or a U.S. person (within the meaning of Regulation S) and it, or such person, if applicable, purchased or acquired such Note, or the beneficial interest therein, in a transaction made in accordance with (i) Rule 903 or (ii) Rules 904 and 905 of Regulation S.  No Shares will be issued to a Noteholder unless the Noteholder satisfies the foregoing conditions.

(d)	Conversion Date

The conversion date in respect of a Note (the “Conversion Date”) shall be the New York Business Day following the satisfaction of the conditions specified in Section 11.2(a) hereof.

NYC 719185.12	-79-

(e)	Specified Account

Upon exercise of Conversion Rights, a Noteholder shall in the relevant Conversion Notice, specify a U.S. Dollar account with a bank in New York City to which any cash amount payable on or in respect of the exercise of Conversion Rights by that Noteholder shall be credited and the Issuer shall pay such sum to the relevant Noteholder in accordance with any such directions.

11.3  Settlement

Shares to be issued on conversion of the Notes will be issued in certificated form and a certificate in respect thereof will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant Noteholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date.

11.4  Rights Arising on Conversion

(a)	Rights in Respect of Shares Issued upon Conversion

Shares issued upon exercise of Conversion Rights will be issued fully paid, free from any liens, charges, encumbrances, pre-emptive rights or other third-party rights and, subject as provided in Sections 11.4(b) and (c) hereof:

(i)	such Shares will rank pari passu in all respects with all other Shares in issue on the Conversion Date; and

(ii)	the holders of such Shares will be treated by the Issuer as Shareholders for all purposes with effect from and including the Conversion Date.

(b)	Dividends and Other Distributions

Shares issued upon exercise of Conversion Rights will rank pari passu in respect of Dividends and other distributions declared, paid or made, or rights granted, with all other Shares in issue on the Conversion Date except that such Shares will not rank for any Dividend or other distribution declared, paid or made on, or rights granted in respect of, the Shares for which the record date precedes the Conversion Date.

(c)	Voting Rights

Shares issued upon exercise of Conversion Rights will rank pari passu in respect of voting rights with all other Shares in issue on the Conversion Date except that they will not rank for any voting rights where the entitlement to voting rights accrues to Shareholders by reference to a record date which precedes the Conversion Date.

(d)	Interest

Save as provided in Section 11.4(e) hereof, upon conversion of any Note:

(i)	if the Conversion Date falls on an Interest Payment Date, the Noteholder shall not be entitled to receive the payment of interest otherwise due on such Interest Payment Date; and

NYC 719185.12	-80-

(ii)
in any other case, the Noteholder shall cease to be entitled to any interest accrued on the relevant Note since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Original Issue Date), and, in either case, no payment or adjustment shall be made on conversion for any such interest accrued since the Interest Payment Date immediately preceding such Conversion Date (or, if such Conversion Date falls on or before the first Interest Payment Date, since the Original Issue Date).

(e)	Interest upon Conversion Due to Early Redemption

If:

(i)
any notice requiring the redemption of any Notes is given pursuant to Section 10.5 hereof on or after (or within 14 days before) the record date (the “Relevant Record Date”) in respect of any Dividend payable in respect of the Shares;

(ii)	such notice specifies a date for redemption falling on or before (or within 14 days after) the Interest Payment Date next following the Relevant Record Date; and

(iii)	the Conversion Date in respect of any Note the subject of any such notice falls after the Relevant Record Date and on or before the Interest Payment Date next following the Relevant Record Date,

then interest shall accrue on each such Note from and including the preceding Interest Payment Date (or, if the relevant Conversion Date falls on or before the first Interest Payment Date, from and including the Original Issue Date) to but excluding the Relevant Record Date.  Any such interest shall be paid not later than 14 days after the relevant Conversion Date by U.S. Dollar cheque drawn on, or by transfer to a U.S. Dollar account maintained by the payee with, a bank in New York City, in accordance with instructions given by the relevant Noteholder.

11.5  Change of Control

(a)	Offer

If an Offer is made in respect of the Shares, the Issuer shall give notice of such Offer to the Noteholders, with a copy to the Trustee, at the same time as any notice thereof is sent to its Shareholders (or as soon as practicable thereafter) indicating that details concerning such Offer may be obtained from the Specified Offices of the Paying and Conversion Agent.

(b)	Extension of Offer to Noteholders

Where an Offer in respect of the Shares has been recommended by the board of directors of the Issuer, or where such an Offer has become or been declared unconditional in all respects, the Issuer shall use its reasonable endeavors to procure that the Offer is extended, in the same manner, to the holders of any Shares issued during the period in which such Offer is open for acceptance (as determined in accordance with any relevant laws, rules, regulations and voluntary codes applicable to such Offer) as a result of the exercise of Conversion Rights.

NYC 719185.12	-81-

(c)	Change Of Control Event

A “Change of Control Event” occurs if (i) an Offer in respect of the Shares, for which the consideration is or can be received wholly or substantially in cash, has become or been declared unconditional in all respects and the Issuer becomes aware that the right to cast more than 50% of the votes which may ordinarily be cast on a poll at a general meeting of the Shareholders has or will become unconditionally vested in the offeror and/or any associates(s) of the offeror, or an event occurs which has a like or similar effect, (ii) there shall have occurred a sale of all or substantially all of the assets (including all or substantially all of the share capital held by the Issuer or any Subsidiary of the Issuer) of the Issuer or Emir Oil or of the membership or other equity interests in Emir Oil, other than the PIP Transaction, or (iii) the Issuer shall create or permit to exist a Security Interest in respect of all or substantially all of the assets (including all or substantially all of the share capital held by the Issuer or any Subsidiary of the Issuer) of the Issuer or Emir Oil or of the membership or other equity interests in Emir Oil, in the case of each of clauses (ii) and (iii) whether now owned or hereafter acquired.  For the avoidance of doubt, the PIP Transaction will not be deemed a “Change of Control Event” under this Indenture and the provisions of this Indenture with respect to any Change of Control Event will not apply to the PIP Transaction; any limitations or restrictions in this Indenture with respect to any change of control effected by the PIP Transaction will be governed by the provisions of this Indenture specifically covering the PIP Transaction.

(d)	Adjustment to the Conversion Price

If and whenever a Change of Control Event shall occur the Issuer shall forthwith give notice to the Noteholders (a “Change of Control Event Notice”), with a copy to the Trustee, of such event and, in relation to each Note for which the Conversion Date occurs after the date of such Change of Control Event Notice but on or prior to the 60th day following the date of such Change of Control Event Notice, the Conversion Price shall be the product of (1) the Conversion Price that would otherwise apply on such Conversion Date in the absence of a Change of Control Event and (2) the percentage determined in accordance with the following table:

Conversion Date	Percentage (%)
On or before July 13, 2011	90.9
Thereafter, but on or before July 13, 2012	95.5
Thereafter, and until the Maturity Date	100.0

provided, however, that, if as a result of the application of the foregoing provisions of this paragraph (d), the Conversion Price would be adjusted to a price below the Minimum Conversion Price, then the Conversion Price shall be the Minimum Conversion Price.

NYC 719185.12	-82-

(e)	Change of Control Event Notice

Any Change of Control Event Notice shall inform Noteholders of their entitlement to exercise the Conversion Right in accordance with this Indenture and shall specify:

(i)	all information material to Noteholders concerning the Change of Control Event;

(ii)	the Conversion Price in relation to each Note for which the Conversion Date occurs on the date of such notice to the Noteholders;

(iii)	the Conversion Price in relation to each Note during the period ending on or prior to the 60th day following the date of such notice to the Noteholders; and

(iv)	the amount of the Change of Control Event Premium pursuant to Section 9.35 hereof.

11.6  Dividends

(a)	Adjustment Event

If and whenever the Issuer shall distribute any Dividend to the Shareholders, the Conversion Price shall be subject to adjustment in accordance with this Section 11.6.

(b)	Effective Date

For the purposes of this Section 11.6, the “Effective Date” means the date on which the relevant Dividend is actually distributed.

(c)	Adjustment to the Conversion Price

If and whenever the Issuer shall distribute any Dividend to the Shareholders, in relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B
A

where:

“A” is the Current Market Price of one Share (expressed in U.S. Dollars) on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such Dividend; and

“B” is the Fair Market Value on the date of such announcement of the portion of the Dividend attributable to one Share.

NYC 719185.12	-83-

(d)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.6 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to the terms of this Indenture.

11.7  Bonus Issues

(a)	Adjustment Event

If and whenever the Issuer shall make any Bonus Issue, the Conversion Price shall be subject to adjustment in accordance with this Section 11.7.

(b)	Effective Date

For the purposes of this Section 11.7, the “Effective Date” means the date of issue of the relevant Shares.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

 A
 B

where:

“A” is the number of Shares in issue immediately before the issue of such Shares; and

“B” is the number of Shares in issue immediately after the issue of such Shares.

(d)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.7 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.8	Consolidation or Subdivision

(a)	Adjustment Event

If and whenever there shall be any consolidation or subdivision of the Shares, the Conversion Price shall be subject to adjustment in accordance with this Section 11.8.

NYC 719185.12	-84-

(b)	Effective Date

For the purposes of this Section 11.8, the “Effective Date” means the date on which such subdivision or consolidation becomes effective.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

 A
 B

where:

“A” is the number of Shares in issue immediately before such alteration; and

“B” is the number of Shares in issue immediately after such alteration.

(d)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.8 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.9  Shares, Rights and Share-Related Securities Issued to Shareholders

(a)	Adjustment Event

If and whenever the Issuer shall issue, grant or offer Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities to all or substantially all of the Shareholders as a class by way of rights as a result of which, in each case, Shareholders have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue, grant or offer, the Conversion Price shall be subject to adjustment in accordance with this Section 11.9.

(b)	Effective Date

For the purposes of this Section 11.9, the “Effective Date” means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the Trading Market.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

NYC 719185.12	-85-

A + B
A + C

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

“C” is (1) in the case of an issue, grant or offer of Shares, the number of Shares comprised in the issue, grant or offer; or (2) in the case of an issue, grant or offer of Share-Related Securities or Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities or Rights at the initial price or rate.

(d)	Formula

If on the date (the “Specified Date”) of issue, grant or offer of the relevant Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities to all or substantially all of the Shareholders as a class by way of rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities or Rights is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 11.9, “C” above shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.9 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.10  Issue of Other Securities to Shareholders

(a)	Adjustment Event

If and whenever the Issuer shall issue any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) to all or substantially all of the Shareholders as a class by way of rights or the Issuer shall issue or grant any Rights in respect of any securities (other than Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities) or assets to all or substantially all of the Shareholders as a class, the Conversion Price shall be subject to adjustment in accordance with this Section 11.10.

NYC 719185.12	-86-

(b)	Effective Date

For the purposes of this Section 11.10, “Effective Date” means the first date on which the Shares are traded ex-rights, ex-warrants or ex-options on the Trading Market.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A – B
A

where:

“A” is the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of such issue or grant; and

“B” is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

(d)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.10 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.11  [RESERVED]

11.12  Issues of Shares at Below Current Market Price

(a)	Adjustment Event

If and whenever the Issuer shall issue, wholly for cash, any Shares or the Issuer shall issue or grant, wholly for cash or for no consideration, Rights in respect of Shares or Rights in respect of Share-Related Securities as a result of which, in each case, persons to whom the Shares or Rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of such issue or grant, the Conversion Price shall be subject to adjustment in accordance with this Section 11.12.  However, if any such issue or grant also falls within the terms of Sections 11.9 hereof or constitutes an issue of Shares consequent upon the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares, the Conversion Price shall not be subject to adjustment in accordance with this Section 11.12.

NYC 719185.12	-87-

(b)	Effective Date

For the purposes of this Section 11.12, the “Effective Date” means the date of issue of such Shares or, as the case may be, the issue or grant of such Rights.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

“C” is (1) in the case of an issue of Shares, the number of Shares issued; or (2) in the case of an issue or grant of Rights, the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities at the initial price or rate;

provided, however, that if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Section 11.12 shall be the Minimum Conversion Price.

(d)	Formula

If on the date (the “Specified Date”) of issue or grant of the relevant Rights in respect of Shares or Rights in respect of Share-Related Securities the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares and, if applicable, Share-Related Securities pursuant to the terms of such Rights and, if applicable, Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 11.12, “C” above shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.12 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

NYC 719185.12	-88-

11.13  Share-Related Securities Issued Other than to Shareholders

(a)	Adjustment Event

If and whenever the Issuer or (pursuant to arrangements with the Issuer) any other person or entity shall issue, wholly for cash or for no consideration, any Share-Related Securities or shall grant to any existing securities so issued such rights as to make such securities Share-Related Securities as a result of which, in each case, persons to whom the Share-Related Securities or such rights are issued or granted have the right to acquire Shares at a Consideration per Share which is less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the terms of issue of such Share-Related Securities or the terms of such grant, the Conversion Price shall be subject to adjustment in accordance with this Section 11.13.  However, if any such issue or grant also falls within the terms of Sections 11.9, 11.10 or 11.12 hereof, the Conversion Price shall not be subject to adjustment in accordance with this Section 11.13.

(b)	Effective Date

For the purposes of this Section 11.13, the “Effective Date” means the date of issue of the Share-Related Securities or the grant of the relevant rights.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

“B” is the number of Shares which the Aggregate Consideration would purchase at such Current Market Price; and

“C” is the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate;

provided, however, that, if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Section 11.13 shall be the Minimum Conversion Price.

NYC 719185.12	-89-

(d)	Formula

If on the date (the “Specified Date”) of issue of the relevant Share-Related Securities or date of grant of such rights the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 11.13, “C” above shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.13 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.14  Amendment of Terms of Rights or Share-Related Securities

(a)	Adjustment Event

If and whenever the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of any Rights or Share-Related Securities are amended (other than in accordance with their terms of issue (including terms as to adjustment of such rights)) so that following such amendment the Consideration per Share is (1) reduced and (2) less than the Current Market Price of the Shares on the Exchange Business Day immediately preceding the date of the first public announcement of the proposals for such amendment, the Conversion Price shall be subject to adjustment in accordance with this Section 11.14.

(b)	Effective Date

For the purposes of this Section 11.14, “Effective Date” means the date of amendment of such rights.

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A + B
A + C

where:

“A” is the number of Shares in issue on the Exchange Business Day immediately preceding the date of such announcement;

NYC 719185.12	-90-

“B” is the number of Shares which the Aggregate Consideration (calculated taking account of the amended rights) would purchase at such Current Market Price; and

“C” is the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities at the amended subscription, purchase or acquisition price or rate (but giving credit in such manner as shall be Determined by an Expert to be appropriate for any previous adjustment under Section 11.9 or Section 11.13 hereof or this Section 11.14);

provided, however, that, if any such adjustment would otherwise result in the Conversion Price being less than the Minimum Conversion Price, then the Conversion Price as adjusted pursuant to this Section 11.14 shall be the Minimum Conversion Price.

(d)	Formula

If on the date (the “Specified Date”) of such amendment the maximum number of Shares which could be issued upon exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time then, for the purposes of this Section 11.14, “C” above shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such subscription, purchase or acquisition had taken place on the Specified Date.

(e)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.14 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.15  Other Arrangements to Acquire Securities

(a)	Adjustment Event

If and whenever the Issuer or (pursuant to arrangements with the Issuer) any other person or entity shall offer any securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such securities may be acquired by them, the Conversion Price shall be subject to adjustment in accordance with this Section 11.15.  However, if any such offer also causes the Conversion Price to be adjusted within the terms of Sections 11.9 or 11.10 hereof, the Conversion Price shall not be subject to adjustment in accordance with this Section 11.15.

(b)	Effective Date

For the purposes of this Section 11.15, the “Effective Date” means the first date on which the Shares are traded ex-rights on the Trading Market.

NYC 719185.12	-91-

(c)	Adjustment to the Conversion Price

In relation to each Note for which the Conversion Date has not occurred prior to the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the Effective Date by the following fraction:

A – B
A

where:

“A” is the Current Market Price of one Share on the Exchange Business Day immediately preceding the date of the first public announcement of such offer; and

“B” is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Share.

(d)	Effect of Adjustment

The Conversion Price as adjusted pursuant to this Section 11.15 shall apply, with effect from and including the Effective Date, to each Note for which the Conversion Date has not occurred prior to the Effective Date.  Any such adjustment shall be subject to any subsequent adjustment pursuant to this Indenture.

11.16  Other Events; Contemporaneous Events

(a)	Adjustment Event

If the Issuer (after consultation with the Trustee) or the Trustee (after consultation with the Issuer) determines that:

(i)
an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in Sections 11.6 to 11.15 hereof (even if the relevant event or circumstance is specifically excluded from the operation of Sections 11.6 to 11.15 hereof); or

(ii)
more than one event which gives rise or may give rise to an adjustment to the Conversion Price has occurred or will occur within such a short period of time that a modification to the operation of the adjustment provisions is required in order to give the intended result; or

(iii)
one event which gives rise or may give rise to more than one adjustment to the Conversion Price has occurred or will occur such that a modification to the operation of the adjustment provisions is required in order to give the intended result,

NYC 719185.12	-92-

the Issuer shall, at its own expense, use all reasonable endeavors to procure that such adjustment (if any) to the Conversion Price as is fair and reasonable to take account thereof and the date on which such adjustment should take effect shall be Determined by an Expert.

(b)	Effective Date

Upon such determination, the Issuer shall procure that such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided, however, that an adjustment shall only be made pursuant to this Section 11.16 if the relevant Expert is requested to make such a determination not more than 60 days after the date on which the relevant event occurs or circumstances exist.

(c)	Certificate of Expert

If any doubt shall arise as to any appropriate adjustment to the Conversion Price, the Issuer shall use all reasonable endeavors to procure that the appropriate adjustment shall be Determined by an Expert and a certificate from the relevant Expert as to the appropriate adjustment to the Conversion Price shall, in the absence of manifest error, be conclusive and binding on all concerned.

11.17  Minor Adjustments and No Adjustments

(a)	Rounding and Adjustments of Less than 1%

On any adjustment of the Conversion Price, the resultant Conversion Price, if not an integral multiple of one cent, shall be rounded down to the nearest whole cent.  No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect.  Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time.

(b)	Employee Share Schemes

No adjustment shall be made to the Conversion Price where Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to or for the benefit of employees or former employees (including directors holding or formerly holding executive office) pursuant to any employees’ share scheme or plan or to consultants of the Issuer or any Subsidiary or any associated company of the Issuer pursuant to any other share scheme or plan (including a dividend reinvestment plan).

(c)	Adjustments not Permitted by Law

The Conversion Price may not be adjusted so that exercise of the Conversion Right would require Shares to be issued in circumstances not permitted by applicable law.

NYC 719185.12	-93-

11.18  Adjustments for Conversion near a Record Date

(a)	Adjustment Event

If and whenever the Conversion Price is to be adjusted pursuant to any of Sections 11.6 to 11.15 hereof and the Conversion Date in relation to any Note is either:

(i)
after the record date for any such issue, distribution, grant or offer as is mentioned in the relevant Section of this Indenture but before the relevant adjustment becomes effective under the relevant Section of this Indenture; or

(ii)
before the record date for any such issue, distribution, grant or offer as is mentioned in the relevant Section of this Indenture but in circumstances where the relevant Noteholder is unable, by the relevant record date, to become duly entitled to the Shares for the purpose of receiving the issue, distribution, grant or offer as is mentioned in the relevant Section of this Indenture, the Conversion Right attaching to the relevant Note shall be subject to adjustment in accordance with this Section 11.18.

(b)	Adjustment to the Conversion Right

Upon the relevant adjustment becoming effective under the relevant Section of this Indenture, the Issuer shall procure that there shall be issued to the converting Noteholder or in accordance with the instructions contained in the relevant Conversion Notice (subject to any applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Note, is equal to the number of Shares which would have been required to be issued on conversion of such Note if the relevant adjustment to the Conversion Price had in fact been made and become effective immediately before the relevant Conversion Date.

(c)	Shares in Certificated Form

A certificate in respect of such additional Shares will be dispatched by mail free of charge (but uninsured and at the risk of the person entitled thereto) to the relevant Noteholder or as it may direct in the relevant Conversion Notice within 28 days following the relevant Conversion Date or the date of issue of the relevant Shares, if adjustment results from the issue of Shares, whichever is the later.

11.19  Aggregate Consideration and Consideration per Share

(a)	Applicability of this Section

For the purpose of calculating any adjustment to the Conversion Price pursuant to this Article 11, in the case of any:

(i)	issue, grant or offer of Shares, Share-Related Securities, Rights in respect of Shares or Rights in respect of Share-Related Securities; or

NYC 719185.12	-94-

(ii)	grant to any existing securities issued of such rights as to make such securities Share-Related Securities; or

(iii)
amendment of the terms of any Rights or Share-Related Securities (other than in accordance with their terms of issue), the “Aggregate Consideration” and the “Number of Shares” shall be calculated or determined (if necessary) in accordance with the following provisions of this Section 11.19 and the “Consideration per Share” shall, in each case, be the relevant Aggregate Consideration divided by the relevant Number of Shares.

(b)	Shares for Cash

In the case of an issue, grant or offer of Shares for cash:

(i)
the Aggregate Consideration shall be the amount of such cash; provided, that in no such case shall any deduction be made for any commissions or any expenses paid or incurred by the Issuer for any underwriting of the issue or otherwise in connection therewith; and

(ii)	the Number of Shares shall be the number of Shares so issued, granted or offered.

(c)	Shares not for Cash

In the case of the issue, grant or offer of Shares for a consideration in whole or in part other than cash:

(i)
the Aggregate Consideration shall be the amount of such cash (if any) plus the consideration other than cash, which shall be deemed to be the Fair Market Value thereof or, if pursuant to applicable law such determination is to be made by application to a court of competent jurisdiction, the value thereof as determined by such court or an appraiser appointed by such court, irrespective of the accounting treatment thereof; and

(ii)	the Number of Shares shall be the number of Shares so issued, granted or offered.

(d)	Issue of Share-Related Securities

In the case of the issue, grant or offer of Share-Related Securities or Rights in respect of Share-Related Securities or the grant to any securities issued of such rights as to make such securities Share-Related Securities:

(i)	the Aggregate Consideration shall be:

NYC 719185.12	-95-

(A)	the consideration (if any) received by the Issuer for such Share-Related Securities and (if applicable) Rights or, as the case may be, such grant; plus

(B)
the additional consideration (if any) to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Section 11.19; and

(ii)
the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate.

(e)	Amendment of Share-Related Securities/Rights in Respect of Share-Related Securities

In the case of the amendment of the terms of any Share-Related Securities and/or Rights in respect of Share-Related Securities (in either case, other than in accordance with their terms of issue):

(i)	the Aggregate Consideration shall be:

(A)	the consideration (if any) received by the Issuer for such amendment; plus

(B)
the additional consideration (if any) to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Section 11.19; and

NYC 719185.12	-96-

(ii)
the Number of Shares shall be the number of Shares to be issued upon (and assuming) such exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Share-Related Securities at the initial price or rate or (in the case of an amendment to the terms of such Share-Related Securities) the amended price or rate and (if applicable) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

(f)	Rights in Respect of Shares

In the case of the issue, grant or offer of Rights in respect of Shares or the amendment of the terms of any Rights in respect of Shares (other than in accordance with their terms of issue):

(i)	the Aggregate Consideration shall be:

(A)	the consideration received by the Issuer for any such Rights or, as the case may be, such amendment; plus

(B)
the additional consideration to be received by the Issuer upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate, the consideration in each case to be determined in the same manner as provided in paragraphs (b) and (c) of this Section 11.19; and

(ii)
the Number of Shares shall be the number of Shares to be issued upon (and assuming) the exercise in full of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights at the initial price or rate or (in the case of an amendment to the terms of such Rights) the amended price or rate.

(g)	Currency Translation

If any of the consideration referred to in any of the preceding paragraphs of this Section 11.19 is receivable in a currency other than U.S. Dollars, such consideration shall be translated into U.S. Dollars for the purposes of this Section 11.19:

(i)
in any case where there is a fixed rate of exchange between U.S. Dollars and the relevant currency for the purposes of the issue, grant or offer of the Shares, Share-Related Securities or Rights, the exercise of the rights to subscribe for, purchase or otherwise acquire Share-Related Securities pursuant to the terms of such Rights or the exercise of the rights to subscribe for, purchase or otherwise acquire Shares pursuant to the terms of such Rights or Share-Related Securities, at such fixed rate of exchange on the date as of which the said consideration is to be calculated; and

NYC 719185.12	-97-

(ii)	in all other cases, at the Screen Rate on the date as of which the said consideration is required to be calculated.

11.20  Notice of Adjustment of the Conversion Price

The Issuer shall give notice to the Trustee and to the Noteholders in accordance with Section 12.2 hereof of any adjustment of the Conversion Price or the Minimum Conversion Price as soon as is practicable following the determination thereof.

11.21  Responsibility of Trustee for Conversion Provisions

The Trustee, subject to the provisions of Section 5.1 hereof, and the Paying and Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor the Paying and Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto.  Neither the Trustee, subject to the provisions of Section 5.1 hereof, nor the Paying and Conversion Agent shall be responsible for any failure of the Issuer to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1 hereof, and the Paying and Conversion Agent shall not be responsible or liable for any failure of the Issuer to comply with any of the covenants of the Issuer contained in this Article 11.

12.  OTHER PROVISIONS OF GENERAL APPLICATION

12.1  Trust Indenture Act Controls

This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

12.2  Notices

Any notice or communication to the Issuer or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail or sent by facsimile or e-mail transmission addressed as follows:

if to the Issuer:

BMB Munai, Inc.
202, Dostyk Avenue, 4th Floor
Business Centre “Forum”
050051, Almaty
Kazakhstan
Fax: +732 72 375 131
Attention:  Askar Tashtitov
Email address:  a_tashtitov@bmbmunai.com

NYC 719185.12	-98-

and

BMB Munai, Inc.
324 South 400 West, Suite 225
Salt Lake City, Utah 84101
United States of America
Fax: +1 801 355 2990
Attention:  Adam Cook
Email address:  a_cook@bmbmunai.com

if to the Trustee:

The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Fax: +44 (0)20 7964 4592
Attention:  Corporate Trust Services
Email address:  corpsource@bnymellon.com

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to its address shown on the Register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed or sent by e-mail transmission; provided, that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

In no event shall any Agent or the Trustee be liable for any Losses arising in regards to receiving or transmitting any data from the Issuer or any Authorized Signatory via any non-secured method of transmission or communication, such as, but without limitation, by facsimile or email.  The Issuer accepts that some methods of communication are not secure and the Agents shall incur no liability for receiving instructions via any such non-secure method.  The Agents are authorized to comply with and rely upon any such notice, instructions or other communications believed by any Agent to have been sent or given by an Authorized Signatory.  The Issuer or Authorized Signatory should use all reasonable endeavors to ensure that instructions transmitted to the Agents or the Trustee pursuant to this Indenture are complete and correct.  Any instructions shall be conclusively deemed to be valid instructions from the Issuer or Authorized Person to the Agents or the Trustee for the purposes of this Indenture.

NYC 719185.12	-99-

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

12.3  Communication by Holders with Other Holders

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

12.4  Certificate and Opinion as to Conditions Precedent

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

NYC 719185.12	-100-

12.5  Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)	a statement that each individual signing such certificate or opinion on behalf of the Issuer has read such covenant or condition and the definitions herein relating thereto;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)
a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

12.6  Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

12.7  Successors and Assigns

All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

12.8  Determined by an Expert

In relation to any matter required by this Indenture to be Determined by an Expert, the Issuer shall promptly appoint an Expert.

12.9  Separability Clause

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  Without limiting the foregoing or anything in Section 2.1 hereof, if it shall be found that any interest or other amount deemed interest due on the Notes violates the applicable law governing usury, the applicable rate of interest hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

12.10  Benefits of Indenture

Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.

NYC 719185.12	-101-

12.11  Governing Law

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the state of New York.

12.12  Jurisdiction

The Issuer agrees that any suit, action or proceeding against the Issuer brought by any Holder or the Trustee arising out of or based upon this Indenture or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.  The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment; provided, that service of process is effected upon the Issuer in the manner provided by this Indenture.  The Issuer has appointed CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States of America, or any successor, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes or the transactions contemplated herein that may be instituted in any state or Federal court in the Borough of Manhattan, New York, by any Holder or the Trustee, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer.  Notwithstanding the foregoing, any action involving the Issuer arising out of or based upon this Indenture or the Notes may be instituted by any Holder or the Trustee in any other court of competent jurisdiction.

12.13  Waiver of Jury Trial

THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE AND FOR ANY COUNTERCLAIM THEREIN.

12.14  Counterparts

This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

NYC 719185.12	-102-

12.15  Recourse Against Others

No recourse for the payment of the principal of or interest (including Supplemental Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

12.16  PIP Transaction and Permitted Amendment

The parties hereto acknowledge that the Noteholders have consented to the PIP Transaction pursuant to Section 6.17 of the Note Restructuring Agreement.  Neither the PIP Transaction nor any provision included in the PIP Agreement (including, for the avoidance of doubt, any provisions thereof not provided or made available to the Noteholders) shall constitute an amendment, waiver or modification of any provision in this Indenture or the Notes.  The Issuer further acknowledges and agrees that consent by the Noteholders to any Permitted Amendment shall not be deemed to constitute an amendment, modification or waiver of or with respect to any provision or term of this Indenture or the Notes.

[Reminder of page intentionally left blank; signature page follows]

NYC 719185.12	-103-

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

BMB MUNAI, INC., as Issuer

By:  /s/ Askar Tashtitov
Name:  Askar Tashtitov
Title:  President

THE BANK OF NEW YORK MELLON, as Trustee

By:  /s/ Marco Thuo
Name: Marco Thuo
Title: Vice President

NYC 719185.12

EXHIBITS
Exhibit A	Form of Note
Exhibit B	Form of Conversion Notice
Exhibit C	Put Option Notice

SCHEDULES
Schedule 9.2(c)	Exceptions to Limitations on Indebtedness, Dividends and Investments